                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                   KEY ENERGY SERVICES, INC., As the Borrower

                                       and

                            THE LENDERS PARTY HERETO

                                       and

             PNC BANK, NATIONAL ASSOCIATION, As Administrative Agent

                                       and

         PNC CAPITAL MARKETS, INC., and WELLS FARGO BANK TEXAS, NATIONAL
                      ASSOCIATION as the Co-Lead Arrangers

                                       and

       CREDIT LYONNAIS NEW YORK BRANCH, LEHMAN COMMERCIAL PAPER, INC. AND
               ROYAL BANK OF CANADA AS THE CO-DOCUMENTATION AGENTS

     Dated as of June 6, 1997, as amended and restated through July 15, 2002

                                TABLE OF CONTENTS

1.   CERTAIN DEFINITIONS..........................................................................................2
     1.1   Certain Definitions....................................................................................2
     1.2   Construction..........................................................................................28
           1.2.1.   Number; Inclusion............................................................................28
           1.2.2.   Determination................................................................................28
           1.2.3.   Administrative Agent's or Lenders' Discretion and Consent....................................28
           1.2.4.   Documents Taken as a Whole...................................................................29
           1.2.5.   Headings.....................................................................................29
           1.2.6.   Implied References to this Agreement.........................................................29
           1.2.7.   Persons......................................................................................29
           1.2.8.   Modifications to Documents...................................................................29
           1.2.9.   From, To and Through.........................................................................29
           1.2.10.  Shall; Will..................................................................................29
           1.2.11.  Knowledge....................................................................................29
     1.3   Accounting Principles.................................................................................30

2.   REVOLVING CREDIT FACILITY...................................................................................30
     2.1   Commitments...........................................................................................30
     2.2   Nature of Lenders' Obligations with Respect to Loans..................................................30
     2.3   Commitment Fees.......................................................................................31
     2.4   Loan Requests.........................................................................................31
     2.5   Making Loans..........................................................................................32
     2.6   Notes.................................................................................................32
     2.7   Use of Proceeds.......................................................................................32
     2.8   Letter of Credit Subfacility..........................................................................32
           2.8.1.   Issuance of Letters of Credit................................................................32
           2.8.2.   Letter of Credit Fees........................................................................33
           2.8.3.   Disbursements, Reimbursement.................................................................33
           2.8.4.   Repayment of Participation Advances..........................................................34
           2.8.5.   Documentation................................................................................35
           2.8.6.   Determinations to Honor Drawing Requests.....................................................35
           2.8.7.   Nature of Participation and Reimbursement Obligations........................................35
           2.8.8.   Indemnity....................................................................................37
           2.8.9.   Liability for Acts and Omissions.............................................................37
     2.9   Reduction of Commitments..............................................................................39

3.   INTEREST RATES..............................................................................................39
     3.1   Interest Rate Options.................................................................................39
           3.1.1.   Options......................................................................................39
           3.1.2.   Rate Quotations..............................................................................40
     3.2   Interest Periods......................................................................................40

           3.2.1.   Amount of Borrowing Tranche..................................................................40
           3.2.2.   Renewals.....................................................................................40
     3.3   Interest After Default................................................................................40
           3.3.1.   Letter of Credit Fees, Interest Rate.........................................................40
           3.3.2.   Other Obligations............................................................................40
           3.3.3.   Acknowledgment...............................................................................41
     3.4   Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available........................41
           3.4.1.   Unascertainable..............................................................................41
           3.4.2.   Illegality; Increased Costs; Deposits Not Available..........................................41
           3.4.3.   Administrative Agent's and Lender's Rights...................................................41
     3.5   Selection of Interest Rate Options....................................................................42

4.   PAYMENTS....................................................................................................42
     4.1   Payments..............................................................................................42
     4.2   Pro Rata Treatment of Lenders.........................................................................43
     4.3   Interest Payment Dates................................................................................43
     4.4   Voluntary Prepayments.................................................................................43
           4.4.1.   Right to Prepay..............................................................................43
           4.4.2.   Replacement of a Lender......................................................................44
           4.4.3.   Change of Lending Office.....................................................................45
     4.5   Additional Compensation in Certain Circumstances......................................................45
           4.5.1.   Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy
                    Requirements, Expenses, Etc..................................................................45
           4.5.2.   Indemnity....................................................................................46

5.   REPRESENTATIONS AND WARRANTIES..............................................................................47
     5.1   Representations and Warranties........................................................................47
           5.1.1.   Organization and Qualification...............................................................47
           5.1.2.   Capitalization and Ownership.................................................................47
           5.1.3.   Subsidiaries.................................................................................47
           5.1.4.   Power and Authority..........................................................................48
           5.1.5.   Validity and Binding Effect..................................................................48
           5.1.6.   No Conflict..................................................................................48
           5.1.7.   Litigation...................................................................................49
           5.1.8.   Title to Properties..........................................................................49
           5.1.9.   Financial Statements.........................................................................49
           5.1.10.  Use of Proceeds; Margin Stock; Section 20 Subsidiaries.......................................50
           5.1.11.  Full Disclosure..............................................................................50
           5.1.12.  Taxes........................................................................................51
           5.1.13.  Consents and Approvals.......................................................................51
           5.1.14.  No Event of Default; Compliance with Instruments.............................................51
           5.1.15.  Patents, Trademarks, Copyrights, Licenses, Etc...............................................51
           5.1.16.  Security Interests...........................................................................52
           5.1.17.  Status of the Pledged Collateral.............................................................52

           5.1.18.  Insurance....................................................................................53
           5.1.19.  Compliance with Laws.........................................................................53
           5.1.20.  Material Contracts; Burdensome Restrictions..................................................53
           5.1.21.  Investment Companies; Regulated Entities.....................................................53
           5.1.22.  Plans and Benefit Arrangements...............................................................54
           5.1.23.  Employment Matters...........................................................................55
           5.1.24.  Environmental Matters........................................................................55
           5.1.25.  Senior Debt Status; No Conflicts With Debt Agreements........................................56
     5.2   Updates to Schedules..................................................................................57

6.   CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.....................................................57
     6.1   First Loans and Letters of Credit.....................................................................58
           6.1.1.   Officer's Certificate........................................................................58
           6.1.2.   Secretary's Certificate......................................................................58
           6.1.3.   Delivery of Loan Documents...................................................................59
           6.1.4.   Opinion of Counsel...........................................................................59
           6.1.5.   Legal Details................................................................................59
           6.1.6.   Payoff of Prior Credit Agreement;  Termination of Collateral Agency..........................59
           6.1.7.   Payment of Fees..............................................................................60
           6.1.8.   Consents.....................................................................................60
           6.1.9.   Officer's Certificate Regarding Macs.........................................................60
           6.1.10.  No Violation of Laws.........................................................................60
           6.1.11.  No Actions or Proceedings....................................................................60
           6.1.12.  Insurance Policies; Certificates of Insurance; Endorsements..................................60
           6.1.13.  Financing Statements; Lien Search............................................................61
           6.1.14.  Debt Documents;  Other Due Diligence.........................................................61
     6.2   Each Additional Loan or Letter of Credit..............................................................61

7.   COVENANTS...................................................................................................61
     7.1   Affirmative Covenants.................................................................................61
           7.1.1.   Preservation of Existence, Etc...............................................................62
           7.1.2.   Payment of Liabilities, Including Taxes, Etc.................................................62
           7.1.3.   Maintenance of Insurance.....................................................................62
           7.1.4.   Maintenance of Properties and Leases.........................................................63
           7.1.5.   Maintenance of Patents, Trademarks, Etc......................................................63
           7.1.6.   Visitation Rights............................................................................63
           7.1.7.   Keeping of Records and Books of Account......................................................63
           7.1.8.   Plans and Benefit Arrangements...............................................................64
           7.1.9.   Compliance with Laws.........................................................................64
           7.1.10.  Use of Proceeds..............................................................................64
           7.1.11.  Further Assurances...........................................................................64
           7.1.12.  Subordination of Intercompany Loans..........................................................64
     7.2   Negative Covenants....................................................................................64
           7.2.1.   Indebtedness.................................................................................65

           7.2.2.   Liens........................................................................................67
           7.2.3.   Guaranties...................................................................................67
           7.2.4.   Loans and Investments........................................................................67
           7.2.5.   Dividends, Distributions and Stock Repurchases...............................................68
           7.2.6.   Limitation On Optional Payments and Modifications of Debt Instruments and
                    Organizational Documentaion, etc.............................................................69
           7.2.7.   Liquidations, Mergers, Consolidations, Acquisitions..........................................70
           7.2.8.   Dispositions of Assets or Subsidiaries.......................................................72
           7.2.9.   Affiliate Transactions.......................................................................74
           7.2.10.  Subsidiaries, Partnerships and Joint Ventures................................................74
           7.2.11.  Continuation of or Change in Business........................................................74
           7.2.12.  Plans and Benefit Arrangements...............................................................75
           7.2.13.  Fiscal Year..................................................................................76
           7.2.14.  Changes in Organizational Documents..........................................................76
           7.2.15.  Minimum Consolidated Fixed Charge Coverage Ratio.............................................76
           7.2.16.  Maximum Consolidated Senior Leverage Ratio...................................................76
           7.2.17.  Maximum Consolidated Total Leverage Ratio....................................................76
           7.2.18.  Minimum Net Worth............................................................................76
           7.2.19.  Limitation On Negative Pledge Clauses........................................................76
           7.2.20.  Limitation On Clauses Restricting Dividend Payments..........................................77
  7.3      Reporting Requirements................................................................................77
           7.3.1.   Quarterly Financial Statements...............................................................77
           7.3.2.   Annual Financial Statements..................................................................78
           7.3.3.   Certificate of the Borrower..................................................................78
           7.3.4.   Notice of Default............................................................................78
           7.3.5.   Notice of Litigation.........................................................................79
           7.3.6.   Debt Rating..................................................................................79
           7.3.7.   'Budgets, Forecasts, Other Reports and Information...........................................79
           7.3.8.   Notices Regarding Plans and Benefit Arrangements.............................................80

8.   DEFAULT.....................................................................................................81
     8.1   Events of Default.....................................................................................81
           8.1.1.   Payments Under Loan Documents................................................................81
           8.1.2.   Breach of Warranty...........................................................................81
           8.1.3.   Breach of Negative Covenants or Visitation Rights............................................82
           8.1.4.   Breach of Other Covenants....................................................................82
           8.1.5.   Defaults in Other Agreements or Indebtedness.................................................82
           8.1.6.   Final Judgments or Orders....................................................................82
           8.1.7.   Loan Document Unenforceable..................................................................82
           8.1.8.   Notice of Lien or Assessment.................................................................83
           8.1.9.   Insolvency...................................................................................83
           8.1.10.  Events Relating to Plans and Benefit Arrangements............................................83
           8.1.11.  Cessation of Business........................................................................83
           8.1.12.  Change of Control............................................................................84

           8.1.13.  Involuntary Proceedings......................................................................84
           8.1.14.  Voluntary Proceedings........................................................................84
     8.2   Consequences of Event of Default......................................................................84
           8.2.1.   Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings............84
           8.2.2.   Bankruptcy, Insolvency or Reorganization Proceedings.........................................85
           8.2.3.   Set-off......................................................................................85
           8.2.4.   Suits, Actions, Proceedings..................................................................86
           8.2.5.   Application of Proceeds; Collateral Sharing..................................................86
           8.2.6.   Other Rights and Remedies....................................................................87
     8.3   Notice of Sale........................................................................................87

9.   THE ADMINISTRATIVE AGENT....................................................................................87
     9.1   Appointment...........................................................................................87
     9.2   Delegation of Duties..................................................................................88
     9.3   Nature of Duties; Independent Credit Investigation....................................................88
     9.4   Actions in Discretion of Administrative Agent; Instructions From the Lenders..........................88
     9.5   Reimbursement and Indemnification of Administrative Agent by the Borrower.............................89
     9.6   Exculpatory Provisions; Limitation of Liability.......................................................89
     9.7   Reimbursement and Indemnification of Administrative Agent by Lenders..................................90
     9.8   Reliance by Administrative Agent......................................................................91
     9.9   Notice of Default.....................................................................................91
     9.10  Notices...............................................................................................91
     9.11  Lenders in Their Individual Capacities; Administrative Agent in its Individual Capacity...............91
     9.12  Holders of Notes......................................................................................92
     9.13  Equalization of Lenders...............................................................................92
     9.14  Successor Administrative Agent........................................................................92
     9.15  Administrative Agent's Fee............................................................................93
     9.16  Availability of Funds.................................................................................93
     9.17  Calculations..........................................................................................94
     9.18  Beneficiaries.........................................................................................94

10.  MISCELLANEOUS...............................................................................................94
     10.1  Modifications, Amendments or Waivers..................................................................94
           10.1.1.  Increase of Commitment; Extension of Expiration Date.........................................94
           10.1.2.  Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms
                    of Payment...................................................................................95
           10.1.3.  Release of Collateral or Guarantor...........................................................95
           10.1.4.  Miscellaneous................................................................................95
     10.2  No Implied Waivers; Cumulative Remedies; Writing Required.............................................95
     10.3  Reimbursement and Indemnification of Lenders by the Borrower; Taxes...................................96
     10.4  Holidays..............................................................................................97
     10.5  Funding by Branch, Subsidiary or Affiliate............................................................97

           10.5.1.  Notional Funding.............................................................................97
           10.5.2.  Actual Funding...............................................................................97
     10.6  Notices...............................................................................................98
     10.7  Severability..........................................................................................99
     10.8  Governing Law.........................................................................................99
     10.9  Prior Understanding...................................................................................99
     10.10 Duration; Survival....................................................................................99
     10.11 Successors and Assigns...............................................................................100
     10.12 Confidentiality......................................................................................101
           10.12.1. General.....................................................................................101
           10.12.2. Sharing Information With Affiliates of the Lenders..........................................101
     10.13 Counterparts.........................................................................................102
     10.14 Administrative Agent's or Lender's Consent...........................................................102
     10.15 Exceptions...........................................................................................102
     10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL...............................................................102
     10.17 Tax Withholding Clause...............................................................................102
     10.18 Joinder of Guarantors................................................................................103
     10.19 Co-lead Arrangers and Co-documentation Agents........................................................104

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)     -    PRICING GRID
SCHEDULE 1.1(B)     -    COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)     -    PERMITTED LIENS
SCHEDULE 2.8        -    EXISTING LETTERS OF CREDIT
SCHEDULE 5.1.1      -    QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.3      -    SUBSIDIARIES
SCHEDULE 5.1.12     -    TAX AGREEMENTS OR WAIVERS
SCHEDULE 5.1.13     -    CONSENTS AND APPROVALS
SCHEDULE 5.1.15     -    PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 5.1.17     -    PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 5.1.18     -    INSURANCE POLICIES
SCHEDULE 5.1.22     -    EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.24     -    ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1      -    PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)      -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)   -    GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)   -    GUARANTY AGREEMENT
EXHIBIT 1.1(I)      -    INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)      -    REVOLVING CREDIT NOTE
EXHIBIT 1.1(P)(1)   -    PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)   -    PLEDGE AGREEMENT
EXHIBIT 1.1(S)      -    SECURITY AGREEMENT
EXHIBIT 2.4         -    LOAN REQUEST
EXHIBIT 6.1.4       -    OPINION OF COUNSEL
EXHIBIT 7.2.7       -    ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3       -    QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 7, 1997, as amended and restated through July 15, 2002 and is made by and among KEY ENERGY SERVICES, INC., a Maryland corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), PNC CAPITAL MARKETS, INC., and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as the Co-Lead Arrangers (the" Co-Lead Arrangers"), and CREDIT LYONNAIS NEW YORK BRANCH, LEHMAN COMMERCIAL PAPER, INC. AND ROYAL BANK OF CANADA, as the Co-Documentation Agents (the "Co-Documentation Agents")

                                   WITNESSETH:

     WHEREAS, the Borrower, certain of the Lenders, and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of June 6, 1997, (as amended and restated through November 6, 1997, as amended and restated through September 14, 1998 and as further amended prior to the date hereof, the "Prior CREDIT AGREEMENT");

     WHEREAS, pursuant to the Prior Credit Agreement, the Lenders have over time made loans and have issued letters of credit for the account of, the Borrower which are secured pursuant to the security documents referred to therein;

     WHEREAS, this Third Amended and Restated Credit Agreement is intended to confirm and evidence (i) the amendment and restatement and continuation (but not payment) of the existing obligations of the Loan Parties under the Loan Documents and (ii) the continuation as security for the indebtedness and obligations under this Third Amended and Restated Agreement and the other Loan Documents of certain of the liens and security interests granted under and in connection with the Prior Credit Agreement and the other Loan Documents;

     WHEREAS, the parties hereto hereby agree that on the Closing Date, the Prior Credit Agreement is hereby amended and restated in its entirety to read as follows:

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

     1.1     CERTAIN DEFINITIONS.

             In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                    ACQUIRED PERSON shall mean any Person (i) acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Subsidiary of the Borrower or is merged or combined into the Borrower or a Subsidiary or (ii) all or substantially all of the assets of which (or all or substantially all of the assets of any business or division of which) are acquired by the Borrower or a Subsidiary.

                    ACQUIRED PERSON UNRELEASED LIENS shall mean financing statements, the notation of Liens on certificates of title and other notices of Liens given or filed with respect to Q Services, Inc. or other Acquired Persons which relate to Indebtedness which has been repaid provided that such financing statements, notations or notices shall be terminated of record within sixty (60) days after the date on which Q Services, Inc. or any such Acquired Person, as the case may be, is acquired and shall cease to qualify under this definition after the expiration of such 60-day period.

                    ADMINISTRATIVE AGENT shall mean PNC Bank, National Association, and its successors and assigns.

                    ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

                    ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

                    AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be . Notwithstanding the foregoing,
(i) the term "Affiliate" shall not include a Subsidiary of the Borrower and [(ii) no Affiliate of an investment company that owns 10% or more of any class of the voting or other equity interests of the Borrower or otherwise controls the Borrower shall be deemed to be an Affiliate of the Borrower solely because such investment company Affiliate is in control of, is controlled by, or is under common control with, such investment company.

                    AGREEMENT shall mean this Third Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                    ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.9(i).

                    APPLICABLE COMMITMENT FEE RATE shall mean the percentage rate per annum based on the Consolidated Senior Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                    APPLICABLE MARGIN shall mean, as applicable:

                    (A) the percentage spread to be added to the Base Rate under the Base Rate Option based on the Consolidated Senior Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Base Rate Spread", or

                    (B) the percentage spread to be added to the Euro-Rate under the Euro-Rate Option based on the Consolidated Senior Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Euro-Rate Spread".

The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                    ARGENTINE SUBSIDIARIES shall mean Servicios WellTech, S.A., an Argentine corporation, and any other Foreign Subsidiary formed hereafter by the Borrower to carry on operations in Argentina.

                    ASSET ACQUISITION INDEBTEDNESS shall mean, without duplication, collectively, Fixed Asset Acquisition Indebtedness, Assumed Subsidiary Indebtedness, Seller Indebtedness and Sale Leaseback Indebtedness.

                    ASSET ACQUISITION LIENS shall mean, collectively, Fixed Asset Acquisition Liens, Subsidiary Acquisition Liens, Seller Indebtedness Liens and Sale Leaseback Liens.

                    ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender, the Administrative Agent, as Administrative Agent and on behalf of the remaining Lenders, and the Borrower, substantially in the form of EXHIBIT 1.1(A).

                    ASSUMED SUBSIDIARY INDEBTEDNESS shall mean (i) Indebtedness of a Person which becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition, PROVIDED that (x) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and
(y) immediately after giving effect to the acquisition of such Person by the Borrower no Potential Default or Event of Default shall have occurred and be continuing, provided, further, that to the extent that such Indebtedness is paid contemporaneously with the acquisition of such Person with the proceeds of a Loan or otherwise, such Indebtedness shall not be considered Assumed Subsidiary Indebtedness and provided, further, that no Permitted Subordinated Indebtedness shall be deemed to be Assumed Seller Indebtedness, and
(ii) any refinancings, refundings, renewals or extension of Assumed Subsidiary Indebtedness not increasing the principal amount thereof.

                    AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                    BASE NET WORTH shall mean the sum of $436,972,000 plus (1) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each fiscal quarter in which Consolidated Net Income was earned (as opposed to a net loss) during the period after March 31, 2002 through the date of determination, and plus (2) 75% of the cash proceeds, net of customary expenses, received by the Loan Parties or their Subsidiaries from the issuance or other sale of equity of any such Persons during the period from March 31, 2002 through the date of determination.

                    BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                    BASE RATE OPTION shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                    BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                    BORROWER shall mean Key Energy Services, Inc., a corporation organized and existing under the laws of the State of Maryland.

                    BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                    BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same

Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                    BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                    CAPITAL EXPENDITURES for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; PROVIDED that "Capital Expenditures" shall not include (i) expenditures for Permitted Acquisitions or (ii) expenditures by any Person prior to the time such Person was acquired by the Borrower or any Subsidiary in a Permitted Acquisition.

                    CASH EQUIVALENTS shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any other financial institution organized under the laws of the United States or any state thereof or any foreign country, which financial institution having combined capital and surplus of not less than $250,000,000; (c) commercial paper of (i) an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within twelve months from the date of acquisition; and (d) money market funds the assets of which consist primarily of obligations of the types referred to in clauses (a) through (c) above.

                    CLOSING DATE shall mean July 15, 2002.

                    CO-DOCUMENTATION AGENTS shall have the meaning assigned to such term in the preamble.

                    CO-LEAD ARRANGERS shall have the meaning assigned to such term in the preamble.

                    COLLATERAL shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

                    COMMERCIAL LETTER OF CREDIT shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                    COMMITMENT shall mean, as to any Lender at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and COMMITMENTS shall mean the aggregate Commitments of all of the Lenders.

                    COMMITMENT FEE shall have the meaning assigned to that term in Section 2.3.

                    COMPLIANCE CERTIFICATE shall have the meaning assigned to such term in Section 7.3.3.

                    CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate amount of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller as a portion of the purchase price, (ii) the Indebtedness incurred, assumed or paid off by any of the Loan Parties in connection therewith, whether in favor of the seller or otherwise and whether fixed or contingent, and (iii) without duplication, any Guaranty given or incurred by any Loan Party in connection therewith.

                    CONSOLIDATED EBITDA shall mean with respect to any Person for any period, Consolidated Net Income of such Person for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other noncash charges (excluding accruals for items which shall require cash payments in the future), and (g) not more than $5,000,000 in integration expenses related to the Permitted Acquisition of Q Services, Inc. and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income (other than any income represented by a receivable that in the ordinary course would be expected to be paid in cash or other property), all as determined and consolidated in accordance with GAAP.

                    CONSOLIDATED FIXED CHARGE COVERAGE RATIO shall mean, as of the end of each fiscal quarter for the four fiscal quarters then ended, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries, less the sum of Capital Expenditures, cash taxes, cash dividends or other distributions by the Borrower (excluding dividends and distributions to Loan Parties and dividends or other distributions in capital stock of the Borrower) and payments for the repurchase of stock or other equity interests by the Borrower (other than payments to the Loan Parties and payments made in capital stock of the Borrower) to (b) cash interest expense.

                    CONSOLIDATED NET INCOME shall mean with respect to any Person for any period, the consolidated net income of such person and its consolidated Subsidiaries determined in accordance with GAAP.

                    CONSOLIDATED NET WORTH shall mean as of any date of determination, consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries.

                    CONSOLIDATED SENIOR INDEBTEDNESS shall mean with respect to the Borrower and its consolidated Subsidiaries, consolidated Indebtedness of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP other than Permitted Subordinated Indebtedness.

                    CONSOLIDATED SENIOR LEVERAGE RATIO shall mean as of any date of determination thereof, the ratio of (a) Consolidated Senior Indebtedness on such date, LESS the amount of cash and Cash Equivalents held by the Borrower and its consolidated Subsidiaries on such date to (b) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the four full fiscal quarters ending on such date (or immediately prior to such date if such date is not a quarter end); PROVIDED that for purposes of calculating Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Acquired Person (or, in the event of the acquisition of all or substantially all the assets of a business or division of an Acquired Person, the Consolidated EBITDA of that business or division) acquired (or assets of which, or of a business or division of which, were acquired) during such period (or, if the Consolidated Senior Leverage Ratio is being calculated to determine whether an acquisition is a Permitted Acquisition or to determine whether Indebtedness to be incurred is Permitted Subordinated Indebtedness, during the period commencing on the first day of such four-quarter period and ending on (and including) the date such acquisition is consummated or such Indebtedness is incurred, as the case may be) shall be included on a pro forma basis for such period of four full fiscal quarters(assuming the consummation of each such acquisition and the incurrence or assumption and the application of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters) if the consolidated balance sheet of such Acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Acquired Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been approved in writing by the Administrative Agent.

                    CONSOLIDATED TOTAL LEVERAGE RATIO shall mean as of any date of determination thereof, the ratio of (a) consolidated Indebtedness on such date of the Borrower and its consolidated Subsidiaries, LESS the amount of cash and Cash Equivalents held by the

Borrower and its consolidated Subsidiaries on such date to (b) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the four full fiscal quarters ending on such date (or immediately prior to such date if such date is not a quarter end); PROVIDED that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Acquired Person (or, in the event of the acquisition of all or substantially all the assets of a business or division of an Acquired Person, the Consolidated EBITDA of that business or division) acquired (or assets of which, or of a business or division of which, were acquired) during such period (or, if the Consolidated Total Leverage Ratio is being calculated to determine whether an acquisition is a Permitted Acquisition or to determine whether Indebtedness to be incurred is Permitted Subordinated Indebtedness, during the period commencing on the first day of such four-quarter period and ending on (and including) the date such acquisition is consummated or such Indebtedness is incurred, as the case may be) shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption and the application of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters) if the consolidated balance sheet of such Acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Acquired Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been approved in writing by the Administrative Agent.

                    CONTAMINATION shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                    DELAWARE ASSIGNING LLC'S shall mean Brooks Well Servicing Beneficial, LLC, WellTech Mid-Continent Beneficial, LLC, Yale E. Key Beneficial, LLC, and Key Energy Drilling Beneficial, LLC, each of which is a Delaware limited liability company which is wholly owned by a Texas Assigning Corporation and holds a 99% limited partnership interest in a Texas Assignee Limited Partnership.

                    DRILLING BUSINESS shall mean the business of drilling oil and gas wells (as distinguished from the well service business of the Loan Parties and their Subsidiaries and the oil and gas exploration and development business of Odessa but including such business conducted by a Subsidiary which also conducts a well service business) conducted by the Borrower and its Subsidiaries.

                    DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                    DOMESTIC SUBSIDIARY shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                    DRAWING DATE shall have the meaning assigned to that term in
Section 2.8.3.2.

                    ENVIRONMENTAL COMPLAINT shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                    ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, or legally enforceable directives, issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of any of the following: (1) any wetland as defined by applicable Environmental Laws;
(2) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; or (3) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws.

                    ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                    ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                    EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Average of London interbank offered rates quoted by BBA or appropriate successor as shown on
     Euro-Rate =  Dow Jones Markets Service display page 3750
                  -------------------------------------------
                       1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                    EURO-RATE OPTION shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                    EURO-RATE RESERVE PERCENTAGE shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                    EVENT OF DEFAULT shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

                    EXCLUDED SUBSIDIARY shall mean (i) Odessa and (ii) any other Subsidiary of the Borrower designated as an "Excluded Subsidiary" which has assets with a book value of $1,000,000 or less and annual revenues of $1,000,000 or less, provided that all entities so designated as Excluded Subsidiaries (excluding Odessa) may not have, in the aggregate, assets with a book value exceeding $5,000,000 or annual revenues exceeding $5,000,000 and provided that to the Borrower's knowledge all of the Excluded Subsidiaries are listed on
Schedule 5.1.3 and designated thereon as "Excluded Subsidiaries".

                    EXPIRATION DATE shall mean, with respect to the Commitments, July 15, 2005.

                    FACILITY USAGE shall mean at any time the sum of the Loans outstanding plus the Letters of Credit Outstanding.

                    FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                    FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 5.1.9(ii).

                    FINANCING LEASE shall mean any lease (or other similar arrangement conveying the right to use) of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                    5% NOTES shall mean the 5% Convertible Subordinated Notes due 2004 of the Borrower, referred to on Schedule 7.2.1 and issued pursuant to the 5% Notes Indenture.

                    5% NOTES INDENTURE shall mean the Indenture dated September 25, 1997 between the Borrower and American Stock Transfer & Trust Company, as trustee.

                    FIXED ASSET ACQUISITION INDEBTEDNESS shall mean Indebtedness of the Borrower or any Subsidiary permitted under Section 7.2.1 incurred to finance the acquisition or construction of fixed or capital assets (pursuant to a loan or a Financing Lease), provided, that no Permitted Subordinated Indebtedness shall be deemed Fixed Asset Acquisition Indebtedness.

                    FIXED ASSET ACQUISITION LIENS shall mean Liens securing Fixed Asset Acquisition Indebtedness of the Borrower or any Subsidiary permitted under the terms of Section 7.2.1, PROVIDED that (i) such Liens shall be created within 180 days after the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof,
(iii) the principal amount of Indebtedness secured thereby is not increased and
(iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property.

                    FOREIGN SUBSIDIARY shall mean any Subsidiary of the Borrower which, in each case, is organized under the laws of any jurisdiction outside the United States.

                    14% NOTES shall mean the 14% Senior Subordinated Notes due 2009 of the Borrower, referred to on Schedule 7.2.1 and issued pursuant to the 14% Notes Indenture.

                    14% NOTES INDENTURE shall mean the Indenture dated as of January 22, 1999 between the Borrower and The Bank of New York as trustee.

                    FUTURE SENIOR NOTES shall mean senior notes to be issued by the Borrower pursuant to the 2002 Senior Note Indenture after the Closing Date in an aggregate principal amount not to exceed $100,000,000, with a maturity of March 1, 2008 and with an interest rate of 8-3/8%.

                    GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                    GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.8.8.

                    GUARANTOR shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18. The Guarantors shall include each of the Subsidiaries of the Borrower existing on the Closing Date except for the Foreign Subsidiaries and Excluded Subsidiaries.

                    GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

                    GUARANTY shall mean as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guaranty shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                    GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders and their Affiliates.

                    HEDGE shall mean, as to any Person, all foreign exchange transactions, and commodity, currency and interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in hydrocarbon prices, interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies (and not entered into for speculative purposes).

                    HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.9(i).

                    INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due or which are being contested in good faith), or
(v) any Guaranty of Indebtedness for borrowed money.

                    INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                    INSOLVENCY PROCEEDING shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                    INTELLECTUAL PROPERTY COLLATERAL shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

                    INTERCOMPANY SUBORDINATION AGREEMENT shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as
EXHIBIT 1.1(I).

                    INTEREST PERIOD shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                    INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

                    INTERIM STATEMENTS shall have the meaning assigned to that term in Section 5.1.9(i).

                    INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                    INVESTMENT shall have the meaning assigned to such term in
Section 7.2.4.

                    INVESTMENT GRADE PERIOD shall mean any time during which all of the following conditions are met: (1) the senior secured debt of the Borrower is rated by both Moody's and Standard & Poor's, (2) such rating by Standard & Poor's equals or exceeds BBB- and (3) such rating by Moody's equals or exceeds Baa3. If the Investment Grade Period goes into effect and any of the conditions contained in items (1) through (3) cease to be true, the Investment Grade Period shall terminate on the date on which such item ceases to be true.

                    LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                    LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                    LENDER-PROVIDED HEDGE shall mean a Hedge which is provided by any Lender or Affiliate of a Lender and with respect to which the Administrative Agent confirms meets the following requirements: such Hedge (i) is documented in a standard ISDA Master Agreement (Multicurrency - Cross Border) with such modifications as the Borrower and the Lender or its Affiliates shall agree upon, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and
(iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Lender-Provided Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Pledge Agreement, the Security Agreement and the Patent, Trademark and Copyright Security Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Hedge Liabilities shall be PARI PASSU with the Liens securing all other Obligations under this Agreement and the other Loan Documents.

                    LENDER-PROVIDED LETTER OF CREDIT shall mean letters of credit provided under any Lender-Provided Letter of Credit Facility.

                    LENDER-PROVIDED LETTER OF CREDIT FACILITY shall mean a facility for the issuance of letters of credit to the Loan Parties provided by any of the Lenders hereunder provided that:

                    (1) such letters of credit may be issued thereunder only during the period commencing one year before the Expiration Date and ending 30 days prior to the Expiration Date,

                    (2) such letters of credit may have a term not to exceed 12 months,

                    (3) the aggregate face amount of letters of credit issued thereunder shall not exceed $40,000,000, and

                    (4) the reimbursement obligations of the Loan Parties to such issuing Lender relating to such letters of credit (the "Lender-Provided Letter of Credit Reimbursement Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Pledge Agreement, the Security Agreement and the Patent, Trademark and Copyright Security Agreement and otherwise treated as Obligations for purposes of each of the other Loan Documents. The Liens securing the Lender-Provided Letter of Credit Reimbursement Liabilities shall be PARI PASSU with the Liens securing all other Obligations under this Agreement and the other Loan Documents.

                    LENDER-PROVIDED LETTER OF CREDIT REIMBURSEMENT LIABILITIES shall have the meaning assigned to such term in the definition of Lender-Provided Letter of Credit Facility.

                    LENDER-PROVIDED LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Lender-Provided Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Lender-Provided Letter of Credit Reimbursement Liabilities.

                    LENDERS shall mean the financial institutions named on
SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                    LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.8.1.

                    LETTER OF CREDIT BORROWING shall have the meaning assigned to such term in Section 2.8.3.4.

                    LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.8.2.

                    LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings. If the face amount of any Letter of Credit shall increase automatically over time, such increase shall be deemed to occur for purposes of computing "Letters of Credit Outstanding" under this Agreement (excluding computations of Letter of Credit Fees, fronting fees under Section 2.8.2 and Commitment Fees under Section 2.3) on the date which is thirty
(30) days before the actual effective date of such automatic increase.

                    LEVERAGE MODIFICATION PERIOD (FOR ACQUISITIONS) shall mean any time during which all of the following conditions are met: (1) the senior unsecured debt of the Borrower is rated by both Moody's and Standard & Poor's,
(2) such rating by Standard & Poor's equals or exceeds BBB- and (3) such rating by Moody's equals or exceeds Baa3. If the Leverage Modification Period (for Acquisitions) goes into effect and any of the conditions contained in items (1) through (3) cease to be true, the Leverage Modification Period (for Acquisitions) shall terminate on the date on which such item ceases to be true.

                    LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                    LLC INTERESTS shall have the meaning given to such term in
Section 5.1.3.

                    LOAN DOCUMENTS shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                    LOAN PARTIES shall mean the Borrower and the Guarantors.

                    LOAN REQUEST shall have the meaning given to such term in
Section 2.4.

                    LOANS shall mean collectively and LOAN shall mean separately all Loans or any Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 or 2.8.3.

                    MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document. Notwithstanding the foregoing, a circumstance or event which affects the Loan Parties' industry generally (and not the Loan Parties in particular) shall not be deemed to be a "Material Adverse Change."

                    MATERIAL SUBSIDIARY shall mean any Subsidiary which constitutes a "significant subsidiary" under Regulation S-X of the Securities Exchange Act of 1934, as amended.

                    MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                    MOODY'S shall mean Moody's Investors Service, Inc.

                    MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                    MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                    NOTES shall mean collectively and NOTE shall mean separately all the Notes of the Borrower in the form of EXHIBIT 1.1(N) evidencing the Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                    NOTICES shall have the meaning assigned to that term in
Section 10.6.

                    OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document. Obligations shall include the Lender Provided Letter of Credit Reimbursement Liabilities to any Lender under any Lender-Provided Letter of Credit Facility and the liabilities to any Lender or Affiliate of a Lender under any Lender-Provided Hedge but shall not include the liabilities to other Persons under any other Hedge.

                    ODESSA shall mean Odessa Exploration Incorporated.

                    ODESSA PRODUCTION PAYMENT TRANSACTION shall mean the sale by Odessa, pursuant to a volumetric production payment of a specified quantity of hydrocarbons to be produced from oil and gas interests owned by Odessa under that certain Production and Delivery Agreement dated March 31, 2000, between Odessa and Norwest Energy Capital, Inc. and related documents.

                    OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                    OIL AND GAS PROPERTIES shall mean the oil and gas properties owned at any time by Odessa.

                    OILFIELD INTELLECTUAL PROPERTY shall mean (i) data and other information obtained by the Loan Parties and their Subsidiaries in connection with the provision of well servicing, work-over, drilling, (ii) other services provided by the Loan Parties and their Subsidiaries and any measurement or other devices used or useful in obtaining, displaying, manipulating or otherwise dealing with any such data or information, and (iii) all patents, trademarks, trade secrets and other intellectual property associated with items described in clauses (i) and (ii) above.

                    PARTICIPATION ADVANCE shall mean, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.8.3.4.

                    PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.3.

                    PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of EXHIBIT 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders and their Affiliates.

                    PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                    PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 7.2.7.

                    PERMITTED LIENS shall mean:

                            (i)     Liens for taxes, assessments, or similar
charges, incurred in the ordinary course of business and which are not yet due and payable;

                            (ii)    Pledges or deposits made in the ordinary
course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                            (iii)   Liens of mechanics, materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business and Liens of landlords securing obligations under leases (including obligations to pay lease payments), that either:

                                    (1)     are not overdue for more than
90 days, or

                                    (2)     are being contested in good faith by
appropriate proceedings with adequate reserves being established in accordance with GAAP;

                            (iv)    Good-faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due or to become due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                            (v)     Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property or defects in title, (i) in existence on the date hereof with respect to Properties owned on the date hereof by any Loan Party or any Subsidiaries of a Loan Party or (ii) in existence at the time any Property is acquired after the date hereof or (iii) none of which materially impairs the use of a material parcel of property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use if such violation affects a material parcel of property or would likely result in a material expense to the Borrower;

                            (vi)    (A) Liens, security interests and mortgages
in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations including the Lender Provided Letter of Credit Reimbursement Liabilities to any Lender under any Lender-Provided Letter of Credit Facility and liabilities under any Lender-Provided Hedge, and (B) cash collateral securing Lender-Provided Letter of Credit Reimbursement Liabilities to any Lender which provides a Lender-Provided Letter of Credit Facility as more fully described in the definition of Lender-Provided Letter of Credit Facility;

                            (vii)   Any Lien existing on the date of this
Agreement, including (i) Prior Credit Agreement Unreleased Liens and (ii) other Liens described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased (except that any such existing Lien securing Indebtedness which provides for interest which is payable in kind may be replaced by Indebtedness of like initial principal amount to the accreted amount of the Indebtedness being replaced which is payable in kind), and no additional assets become subject to such Lien;

                            (viii)  (A) Asset Acquisition Liens provided that
the aggregate amount of the Asset Acquisition Indebtedness secured thereby does not exceed $60,000,000 at any time outstanding and (B) Acquired Person Unreleased Liens;

                            (ix)    The following, (A) if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case if they do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                    (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith prior to foreclosure of any such Lien;

                    (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                    (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

                    (4) Liens resulting from final judgments or orders described in Section 8.1.6.

                            (x)     legal ownership by each Texas Assigning
Corporation in assets the beneficial interests of which it transferred, directly or indirectly, to a Texas Assignee Limited Partnership and beneficial ownership by each Texas Assignee Limited Partnership in assets the legal ownership is held by each Texas Assigning Corporation;

                            (xi)    Liens on the assets of Odessa incurred in`
connection with (A) the Odessa Production Payment Transaction, (B) Hedges entered into by Odessa or (C) Liens arising in the ordinary course of business, including Liens in favor of operators and non-operators under joint operating agreements, Liens under production sales agreements, division orders, operating agreements and other similar agreements of Odessa, (D) royalties, overriding royalty interests, reversionary interests, production payments and similar burdens granted or reserved with respect to oil and gas leases or properties of Odessa and (E) rights reserved or retained by any governmental authority to regulate Odessa's oil and gas leases or properties in any respect;

                            (xii)   Liens in the form of the Borrower's negative
pledge agreement covering the stock of Odessa in connection with the Odessa Production Payment Transaction;

                            (xiii)  Liens on:

                                    (A)     Any insurance policy or prepaid
premiums on such policy securing Indebtedness relating to payment obligations under such policy permitted under Section 7.2.1(xiii) and

                                    (B)     Assets of any Foreign Subsidiary
securing Indebtedness of such Foreign Subsidiary permitted under Section 7.2.1(xiv); and

                            (xiv)   Licenses of Oilfield Intellectual Property
in the ordinary course of business.

                    PERMITTED PERFECTION EXCEPTION shall mean (i) to the extent that the Collateral consists of vehicles and other rolling stock and applicable Law requires recordation of the Administrative Agent's Liens in such vehicles or other rolling stock on the certificate of title issued with respect to the vehicles or other rolling stock in order to perfect a secured party's interest therein the Loan Parties shall not be required to record the Administrative Agent's Liens in such vehicles (ii) to the extent deposit accounts are maintained at financial institutions other than the Administrative Agent, the Loan Parties need not take action pursuant to Section 9-104 of the Uniform Commercial Code to perfect the Administrative Agent's Liens in their deposit accounts or to grant the Administrative Agent control thereof except upon the occurrence and during the continuance of an Event of Default, (iii) to the extent that the Collateral is located outside of the United States of America, the Administrative Agent shall not take any action outside of the United States of America to perfect its Liens on such Collateral except upon the occurrence and during the continuation of an Event of Default, and (iv) to the extent that the

Collateral consists of fixtures (under the Uniform Commercial Code) attached to real estate, the Administrative Agent shall not take any action to file fixture financing statements to perfect its interest in such fixtures.

                    PERMITTED SUBORDINATED INDEBTEDNESS shall mean

                    (a)     the 5% Notes and the 14% Notes and,

                    (b) subordinated Indebtedness incurred after the Closing Date provided that such Indebtedness meets each of the following requirements:

                            (1)     the Loan Parties have delivered drafts of
the documentation governing the terms thereof to the Administrative Agent at least five (5) Business Days prior to the effective date of any issuance thereof, and

                            (2)     the Loan Parties have delivered a
computation of the Consolidated Senior Leverage Ratio and Consolidated Total Leverage Ratio (computing the numerator of each such ratio as of the date of the issuance of such subordinated Indebtedness after giving effect to such issuance and computing the denominator of such ratio (i.e. Consolidated EBITDA) for the most recent four full fiscal quarters ended for which a Compliance Certificate has been delivered or has been due to be delivered) evidencing that the Consolidated Total Leverage Ratio is less than or equal to 3.5 to 1.0 and the Consolidated Senior Leverage Ratio is less than or equal to 2.75 to 1.0, and

                            (3)     the Administrative Agent shall have
confirmed to its satisfaction that the following requirements will be met in connection with such issuance:

                                    (i)     such Indebtedness shall be
unsecured, PROVIDED that the documents governing such Indebtedness may provide for a covenant requiring equal and ratable security in the event that any debt of the Loan Parties or their Subsidiaries that is pari passu with or subordinated to such Indebtedness is secured in a manner not prohibited by this Agreement

                                    (ii)    such Indebtedness shall not
amortize, or otherwise be subject to scheduled redemptions, repurchases or other payments of principal, prior to the date that is one year and one day after the Expiration Date as provided on the date hereof, but may be accompanied by warrants to purchase common stock of the Borrower;

                                    (iii)   such Indebtedness shall bear
interest (x) at a rate per annum not in excess of 17% and (y) payable in cash at a rate per annum not in excess of 14%;

                                    (iv)    such Indebtedness shall be
subordinated to the Indebtedness under the Agreement in a manner no less favorable to the Lenders than the terms of subordination contained in the 14% Notes Indenture under which the 14% Notes are subordinated to the Indebtedness under the Agreement (as provided on the date hereof);

                                    (v)     such Indebtedness shall provide for
covenants, events of default and remedies not materially less favorable (in each case, taken as a whole) to the Borrower than those contained in the 14% Notes Indenture on the date hereof, subject to modification where necessary to reflect prevailing market terms at the time of issuance of such senior subordinated notes for "high-yield" securities issued by companies of comparable size, credit rating and capitalization (including, without limitation, having in place a senior secured credit facility) to the Borrower, PROVIDED, in any event, that such covenants, events of default and remedies shall be no more restrictive of the conduct of business by the Borrower than those in effect pursuant to the 14% Notes Indenture (it being understood, in any event, that (x) there shall be no financial maintenance covenants, (y) the indebtedness limitation covenant shall be based only upon an "incurrence test" and (z) there shall be a cross-payment default/cross-acceleration default provision, rather than a simple cross-default provision); and

                                    (vi)    the agreements governing such
Indebtedness shall not require prepayments or mandatory redemption, except (A) in the event of a "change of control" of the Borrower, subject to terms not materially less favorable (taken as a whole) to the Borrower than those contained in the 14% Notes Indenture, and (B) in the event of an asset sale, so long as the proceeds thereof are not required by this Agreement to be used to prepay the Loans or reduce the Commitments or for reinvestment in the Borrower's business, in each case in accordance with this Agreement;

                    PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                    PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                    PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1(P)(2) executed -and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders and their Affiliates.

                    PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement. The Pledged Collateral shall include all of the ownership interests in each Domestic Subsidiary other than the Excluded Subsidiaries.

                    PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

                    POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                    PRICING REDUCTION PERIOD shall mean any time during which all of the following conditions are met: (1) the senior secured debt of the Borrower is rated by both Moody's and Standard & Poor's, (2) such rating by Standard & Poor's equals or exceeds BBB- and (3) such rating by Moody's equals or exceeds Baa3. If the Pricing Reduction Period goes into effect and any of the conditions contained in items (1) through (3) cease to be true, the Pricing Reduction Period shall terminate on the date on which such item ceases to be true.

                    PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

                    PRIOR CREDIT AGREEMENT shall have the meaning assigned to such term in the recitals to this Agreement.

                    PRIOR CREDIT AGREEMENT UNRELEASED LIEN shall mean at any time financing statements, the notation of Liens on certificates of title and other notices of Liens given or filed in connection with the Prior Credit Agreement and which, at such time, have not been released.

                    PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral and such Collateral shall be free and clear of any other Liens subject only to Permitted Liens and the Permitted Perfection Exception.

                    PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                    PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                    PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                    PURCHASING LENDER shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                    RATABLE SHARE shall mean the proportion that a Lender's Commitment bears to the Commitments of all of the Lenders.

                    REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a

"hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

                    REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                    REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.8.3.2.

                    REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan for which notice has not been waived under the applicable regulations.

                    REQUIRED LENDERS shall mean

                            (i)     if there are no Loans, Reimbursement
Obligations or Letter of Credit Borrowings outstanding, Lenders whose Commitments aggregate more than 50% of the Commitments of all of the Lenders, or

                            (ii)    if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, any Lender or group of Lenders if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates more than 50% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Administrative Agent and not a participating Lender if such Lender has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Lender to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                    REQUIRED ENVIRONMENTAL NOTICES shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the legally enforceable request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                    REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, consents, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are legally required for the operations and business activities of the Borrower or Guarantors.

                    SALE LEASEBACK shall mean any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                    SALE LEASEBACK INDEBTEDNESS shall mean any Indebtedness of the Borrower or any Subsidiary of the Borrower under a Sale Leaseback.

                    SALE LEASEBACK LIENS shall mean Liens on real or personal property leased by the Borrower or any of its Subsidiaries in a Sale Leaseback securing the Sale Leaseback Indebtedness arising from such Sale Leaseback.

                    SCHEDULE UPDATE DATE shall mean (1) the date on which the Borrower delivers each annual Compliance Certificate beginning on and after the Compliance Certificate for the fiscal year of the Borrower ending June 30, 2003, and (2) each other date on which the Borrower delivers additional schedule updates to the schedules referred to in clause (i) of Section 5.2 in response to a reasonable request therefore by the Agent.

                    SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                    SECURITY AGREEMENT shall mean the Security Agreement in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders and their Affiliates.

                    SELLER INDEBTEDNESS shall mean Indebtedness of the Borrower which is issued to the seller in a Permitted Acquisition as all or a portion of the consideration for such Permitted Acquisition, provided, that no Permitted Subordinated Indebtedness shall be deemed to be Seller Indebtedness.

                    SELLER INDEBTEDNESS LIENS shall mean Liens on assets or stock acquired in a Permitted Acquisition securing Seller Indebtedness incurred in connection with such Permitted Acquisition.

                    SHARES shall have the meaning assigned to that term in
Section 5.1.2.

                    STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                    STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital or other business needs of the Loan Parties incurred in the ordinary course of business.

                    SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity the management of which is controlled by such Person or one or more of such Person's Subsidiaries.

                    SUBSIDIARY ACQUISITION LIENS shall mean Liens on the property or assets of a person which becomes a Subsidiary after the date hereof securing Assumed Subsidiary Indebtedness permitted by Section 7.2.1, PROVIDED that (i) such Liens existed at the time such person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not, after the time such person becomes a Subsidiary, spread to cover any additional property or assets of such corporation, and (iii) the principal amount of Indebtedness secured thereby is not increased (except that Indebtedness which provides for interest payable in kind may increase in principal amount as interest accretes thereon).

                    SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 5.1.3.

                    TEXAS ASSIGNING CORPORATIONS shall mean (i) Yale E. Key, Inc., a Texas corporation, and (ii) Brooks Well Servicing, Inc., WellTech Mid-Continent, Inc., and Key Energy Drilling, Inc., each of which under this clause (ii) is a Delaware corporation, and each of which has assigned the beneficial interests in its operating assets, directly or indirectly, to a Texas Assignee Limited Partnership and which owns 100% of the membership interests in a Delaware Assigning LLC and a 1% general partner's interest in a Texas Assignee Limited Partnership.

                    TEXAS ASSIGNEE LIMITED PARTNERSHIPS shall mean Yale E. Key Beneficial, LP, Brooks Well Servicing Beneficial, LP., WellTech Mid-Continent Beneficial, LP, and Key Energy Drilling Beneficial, LP., each of which is a Texas limited partnership whose limited partnership interests are owned by a Delaware Assigning LLC and whose general partnership interests are owned by a Texas Assigning Corporation, and which has received, directly or indirectly, all of the beneficial interests in the operating assets of such Texas Assigning Corporation.

                    TOTAL USAGE shall mean at any time the sum of the following:

                            (1) the Loans outstanding,

                            (2) the Letters of Credit Outstanding, plus

                            (3) the amount of Lender-Provided Letters of Credit
Outstanding.

                    TOTAL USAGE LIMITATION shall mean at any time the greater of
(1) $150,000,000, or (2) the Commitments.

                    TRANSFEROR LENDER shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

                    2002 SENIOR NOTE INDENTURE shall mean the Indenture, dated as of February 27, 2002, between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2002, between the Borrower and U.S. Bank National Association, as trustee, pursuant to which the Borrower issued the 2002 Senior Notes.

                    2002 SENIOR NOTES shall mean the unsecured 8 ?% Senior Notes due 2008 issued pursuant to the 2002 Senior Note Indenture by the Borrower and guarantied by the other Loan Parties in an aggregate principal amount of $275,000,000.

                    UCC COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                    UNIFORM COMMERCIAL CODE shall have the meaning assigned to that term in Section 5.1.16.

     1.2     CONSTRUCTION.

             Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                    1.2.1.  NUMBER; INCLUSION.

                    references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                    1.2.2.  DETERMINATION.

                    references to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                    1.2.3. ADMINISTRATIVE AGENT'S OR LENDERS' DISCRETION AND CONSENT.

                    whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                    1.2.4.  DOCUMENTS TAKEN AS A WHOLE.

                    the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                    1.2.5.  HEADINGS.

                    the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                    1.2.6.  IMPLIED REFERENCES TO THIS AGREEMENT.

                    article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                    1.2.7.  PERSONS.

                    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                    1.2.8.  MODIFICATIONS TO DOCUMENTS.

                    reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                    1.2.9.  FROM, TO AND THROUGH.

                    relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                    1.2.10. SHALL; WILL.

                    references to "shall" and "will" are intended to have the same meaning.

                    1.2.11. KNOWLEDGE.

                    reference to facts known to the Borrower, the Loan Parties or the Loan Parties and their Subsidiaries means that such facts are known to the Chief Executive Officer,

President, Vice President, Chief Financial Officer or Treasurer of the Borrower or any other officer of any Loan Party with responsibility for ensuring compliance with this Agreement.

     1.3     ACCOUNTING PRINCIPLES.

             Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms and the computation of related amounts shall have the meanings ascribed to such terms by, or be computed according to, GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9 (i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                          2. REVOLVING CREDIT FACILITY

     2.1     COMMITMENTS.

             Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan (1) the aggregate amount of Loans from such Lender shall not exceed such Lender's Commitment minus such Lender's Ratable Share of the Letters of Credit Outstanding, (2) the Facility Usage shall not exceed the Commitments, and (3) the Total Usage shall not exceed the Total Usage Limitation. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

     2.2     NATURE OF LENDERS' OBLIGATIONS WITH RESPECT TO LOANS.

             Each Lender shall be obligated to participate in each request for Loans pursuant to Section 2.4 [Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender's Loans outstanding hereunder to the Borrower at any time shall never exceed its Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder or affect the obligation of any Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Loans hereunder on or after the Expiration Date.

     2.3     COMMITMENT FEES.

             Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, as consideration for such Lender's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Lender's Commitment as the same may be constituted from time to time and (ii) the sum of such Lender's Loans outstanding plus its Ratable Share of Letters of Credit Outstanding (it is acknowledged the amount of any Lender-Provided Letters of Credit Outstanding shall not be deducted from any Lender's Commitment in computing such average daily difference). All Commitment Fees shall be payable in arrears on the last day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

     2.4     LOAN REQUESTS.

             Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Loans, or renew or convert the Interest Rate Option applicable to existing Loans pursuant to
Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) the Business Day of either the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request for deposit into an account of the Borrower without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and which shall be in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

     2.5     MAKING  LOANS.

             The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Loan Requests], notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount and type of each such Loan and the applicable Interest Period (if any); and
(iii) the apportionment among the Lenders of such Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations]. Each Lender shall remit the principal amount of each Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan], fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in
Section 9.16 [Availability of Funds].

     2.6     NOTES.

             The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans made to it by each Lender, together with interest thereon, shall be evidenced by a Note dated the Closing Date payable to the order of such Lender in a face amount equal to the Commitment of such Lender.

     2.7     USE OF PROCEEDS.

     The proceeds of the Loans shall be used to repay the amounts outstanding under the Prior Credit Agreement, to provide for ongoing working capital needs and for general corporate purposes and in accordance with Section
     7.1.10 [Use of Proceeds].

     2.8     LETTER OF CREDIT SUBFACILITY.

                    2.8.1.  ISSUANCE OF LETTERS OF CREDIT.

                    Borrower may request the issuance of a letter of credit (each such letter of credit, together with each letter of credit issued under the Prior Credit Agreement, outstanding on the date hereof and referred to on
Schedule 2.8 (each of which shall be a Letter of Credit hereunder) is referred to as a "Letter of Credit") on behalf of itself or another Loan Party by delivering or having such other Loan Party deliver to the Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 11:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Administrative Agent or any of the Administrative Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance provided, that, a Letter of Credit may provide for the automatic renewal thereof subject to the right of the Administrative Agent or applicant, prior to such automatic renewal, to terminate such Letter of Credit on its original expiration date, and (B) in no event expire later than five (5) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $40,000,000 less the amount of the Lender-Provided Letters of Credit Outstanding, (ii) the Facility Usage exceed, at any one time, the Commitments, or (iii) the Total Usage exceed the Total Usage Limitation.

                    2.8.2.  LETTER OF CREDIT FEES.

                    The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") per annum equal to the Applicable Margin applicable to Loans under the Euro-Rate Option, and (ii) to the Administrative Agent for its own account a fronting fee equal to 1/8% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the last day of each June, September, December and March following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Administrative Agent for the Administrative Agent's sole account the Administrative Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                    2.8.3.  DISBURSEMENTS, REIMBURSEMENT.

                    2.8.3.1 Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    2.8.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Administrative Agent shall sometimes be referred to as a "Reimbursement Obligation") the Administrative Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Administrative Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Administrative Agent. In the event the Borrower fails to reimburse the Administrative Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.8.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    2.8.3.3  Each Lender shall upon any notice pursuant to
Section 2.8.3.2 make available to the Administrative Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8.3.4) each be deemed to have made a Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Administrative Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this
Section 2.8.3.3.

                    2.8.3.4 With respect to any unreimbursed drawing that is not converted into Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.8.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Administrative Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent pursuant to
Section 2.8.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.8.3.

                    2.8.4.  REPAYMENT OF PARTICIPATION ADVANCES.

                    2.8.4.1 Upon (and only upon) receipt by the Administrative Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the

Administrative Agent shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Administrative Agent.

                    2.8.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent pursuant to Section 2.8.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                    2.8.5.  DOCUMENTATION.

                    Each Loan Party agrees to be bound by the terms of the Administrative Agent's application and agreement for letters of credit and the Administrative Agent's written regulations and customary practices relating to letters of credit. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                    2.8.6.  DETERMINATIONS TO HONOR DRAWING REQUESTS.

                    In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                    2.8.7.  NATURE OF PARTICIPATION AND REIMBURSEMENT
OBLIGATIONS.

                    Each Lender's obligation in accordance with this Agreement to make the Loans or Participation Advances, as contemplated by Section 2.8.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Administrative Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

                    (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;

                    (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Commitments], 2.4 [Loan Requests], 2.5 [Making Loans] or
6.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3;

                    (iii) any lack of validity or enforceability of any Letter of Credit;

                    (iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                    (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Administrative Agent or any of the Administrative Agent's Affiliates has been notified thereof;

                    (vi) payment by the Administrative Agent or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (vii) the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

                    (viii) any failure by the Administrative Agent or any of Administrative Agent's Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Administrative Agent has received written notice from such Loan Party of such failure within three Business Days after the Administrative Agent shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

                    (ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                    (x) any breach of this Agreement or any other Loan Document by any party thereto;

                    (xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                    (xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                    (xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                    (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                    2.8.8.  INDEMNITY.

                    In addition to amounts payable as provided in Section 9.5 [Reimbursement of Administrative Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent and any of Administrative Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Administrative Agent or any of Administrative Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Administrative Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Administrative Agent or any of Administrative Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                    2.8.9.  LIABILITY FOR ACTS AND OMISSIONS.

                    As between any Loan Party and the Administrative Agent, or the Administrative Agent's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent or the Administrative Agent's Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of

Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent or the Administrative Agent's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent's or the Administrative Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Administrative Agent from liability for the Administrative Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrative Agent or the Administrative Agent's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

                    Without limiting the generality of the foregoing, the Administrative Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Administrative Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Administrative Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement, and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

                    In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or the Administrative Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Administrative Agent or the Administrative Agent's Affiliates under any resulting liability to the Borrower or any Lender.

     2.9     REDUCTION OF COMMITMENTS.

                    The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $5,000,000 and in integral multiples of $1,000,000 of principal, or terminate the Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and
(b) prepayment of the Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all indemnity due under Section 4.5.2(i) hereof), to the extent that the Facility Usage exceeds the Commitments as so reduced or terminated, or the Total Usage exceeds the Total Usage Limitation. From the effective date of any such reduction or termination the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

                                3. INTEREST RATES

     3.1     INTEREST RATE OPTIONS.

             The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

                    3.1.1.  OPTIONS.

                    The Borrower shall have the right to select from the following Interest Rate Options applicable to the Loans:

                         (i)    BASE RATE OPTION: A fluctuating rate per annum
(computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                         (ii)    EURO-RATE OPTION:  A rate per annum (computed
on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                    3.1.2.  RATE QUOTATIONS.

                    The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

     3.2     INTEREST PERIODS.

             At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                    3.2.1.  AMOUNT OF BORROWING TRANCHE.

                    each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $1,000,000 and not less than $5,000,000; and

                    3.2.2.  RENEWALS.

                    in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     3.3     INTEREST AFTER DEFAULT.

             To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                    3.3.1. LETTER OF CREDIT FEES, INTEREST RATE.

                    the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.2 [Letter of Credit Fees] or
Section 3.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                    3.3.2.  OTHER OBLIGATIONS.

                    each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                    3.3.3.  ACKNOWLEDGMENT.

                    The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

     3.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                    3.4.1.  UNASCERTAINABLE.

                    If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

                    (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                    (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Administrative Agent shall have the rights specified in Section 3.4.3.

                    3.4.2.  ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                    If at any time any Lender shall have determined that:

                    (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                    (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

                    (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 3.4.3.

                    3.4.3.  ADMINISTRATIVE AGENT'S AND LENDER'S RIGHTS.

                    In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under
Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

     3.5     SELECTION OF INTEREST RATE OPTIONS.

             If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

                                   4. PAYMENTS

     4.1     PAYMENTS.

             All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, PROVIDED that in the event payments are received by 12:00 p.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     4.2     PRO RATA TREATMENT OF LENDERS.

             Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Etc.], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender.

     4.3     INTEREST PAYMENT DATES.

             Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     4.4     VOLUNTARY PREPAYMENTS.

                    4.4.1.  RIGHT TO PREPAY.

                    The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.5 [Additional Compensation in Certain Circumstances]):

                    (i) at any time with respect to any Loan to which the Base Rate Option applies,

                    (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies (provided that the Borrower may repay such a Loan on a day other than the last day of the applicable Interest Period if the Borrower indemnifies the Banks pursuant to
Section 4.5.2 [Indemnity],

                    (iii) on the date specified in a notice by any Lender pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                    Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 2:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (y) a statement indicating the application of the prepayment between the Loans; and

                  (z) the total principal amount of such prepayment, which shall not be less than $500,000.

                    All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Administrative Agent's and Lender's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 4.5.2 [Indemnity].

                    4.4.2.  REPLACEMENT OF A LENDER.

                    In the event any Lender (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or Section 4.5.1 [Increased Costs, Etc.], (ii) does not fund Loans because the making of such Loans would contravene any Law applicable to such Lender, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld or delayed, to prepay the Loans of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (x) receipt of such Lender's notice under Section 3.4 [Euro-Rate

Unascertainable, Etc.] or 4.5.1 [Increased Costs, Etc.], (y) the date such Lender has failed to fund Loans because the making of such Loans would contravene Law applicable to such Lender, or (z) the date such Lender became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.5 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment of such Lender shall be provided by one or more of the remaining Lenders or a replacement bank acceptable to the Administrative Agent; PROVIDED, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 [Successor Administrative Agent] and PROVIDED that all Letters of Credit have expired or been terminated or replaced.

                    4.4.3.  CHANGE OF LENDING OFFICE.

                    Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, Etc.] or 4.5.1 [Increased Costs, Etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Administrative Agent or any Lender provided in this Agreement.

     4.5     ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                    4.5.1. INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                    If any Law, guideline or interpretation adopted after the date hereof or any change after the date hereof in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                    (i) subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender),

                    (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender, or

                    (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

                    4.5.2.  INDEMNITY.

                    In addition to the compensation required by Section 4.5.1 [Increased Costs, Etc.], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

                    (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                    (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

                    (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

             If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such

Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

                        5. REPRESENTATIONS AND WARRANTIES

     5.1     REPRESENTATIONS AND WARRANTIES.

             The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

                    5.1.1.  ORGANIZATION AND QUALIFICATION.

                    Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except (in the case of each Loan Party other than the Borrower) where the failure to do so would not cause a Material Adverse Change. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct except where failure to do so would not cause a Material Adverse Change. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where failure to do so would not cause a Material Adverse Change and SCHEDULE 5.1.1 shall list such jurisdictions as of the Closing Date and each SCHEDULE UPDATE DATE.

                    5.1.2.  CAPITALIZATION AND OWNERSHIP.

                    The authorized, issued and outstanding capital stock of the Borrower as of March 31, 2002 was as set forth in the Interim Statements.

                    5.1.3.  SUBSIDIARIES.

                    As of the Closing Date and as of each of the Schedule Update Dates, Schedule 5.1.3 (1) shall state the name of each of the Borrower's Subsidiaries (other than the Excluded Subsidiaries and Foreign Subsidiaries), its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares of capital stock (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company and (2) to the Borrower's knowledge, shall state the name and jurisdiction of organization of each Excluded Subsidiary. The Borrower and each Subsidiary (other than the Excluded Subsidiaries) of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests, as the case may be, it purports to own, free and clear in each case of any Lien other than Permitted Liens. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. As of the Closing Date and each of the Schedule Update Dates, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.3 or as permitted by Sections
7.2.7 and 7.2.8.

                    5.1.4.  POWER AND AUTHORITY.

                    Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                    5.1.5.  VALIDITY AND BINDING EFFECT.

                    This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                    5.1.6.  NO CONFLICT.

                    Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                    5.1.7.  LITIGATION.

                    There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened in writing against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                    5.1.8.  TITLE TO PROPERTIES.

                    Each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of material property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                    5.1.9.  FINANCIAL STATEMENTS.

                    (i) HISTORICAL STATEMENTS. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended June 30, 2001 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the nine months ended March 31, 2002, and as of the end of the fiscal quarter ended March 31, 2002 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                    (ii) FINANCIAL PROJECTIONS. The Borrower has delivered to the Administrative Agent financial projections of the Borrower and its Subsidiaries for the four quarterly periods ending September 30 and December 31, 2002 and March 31 and June 30, 2003 and the twelve-month periods ending June 30, 2004, 2005 and 2006 which are derived from various assumptions of the Borrower's management (the "Financial Projections"). At the time made, the Financial Projections were within the range of reasonably possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management.

                    (iii) ACCURACY OF FINANCIAL STATEMENTS. Neither the Borrower nor any Subsidiary of the Borrower had any material liabilities, contingent or otherwise, or forward or long-term commitments that in accordance with GAAP, were required to be included on a balance sheet or in the notes thereto which were not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since June 30, 2001, no Material Adverse Change has occurred.

                    5.1.10. USE OF PROCEEDS; MARGIN STOCK; SECTION 20 SUBSIDIARIES.

                    5.1.10.1 GENERAL.

                    The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.7 and 7.1.10.

                    5.1.10.2 MARGIN STOCK.

                    None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                    5.1.10.3 SECTION 20 SUBSIDIARIES.

                    The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                    5.1.11. FULL DISCLOSURE.

                    Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains, as of the date given or made, any untrue statement of a material fact or, with all such documents taken as a whole, omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

                    5.1.12. TAXES.

                    All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or where failure to file such return or to pay such tax or could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period except as disclosed on SCHEDULE 5.1.12.

                    5.1.13. CONSENTS AND APPROVALS.

                    Except for the filing of financing statements in the state and county filing offices and the recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent Office and Trademark Office, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 5.1.13.

                    5.1.14. NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

                    No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                    5.1.15. PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                    Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary in all material respects, without known possible, alleged or actual material conflict with the rights of others where such conflict could reasonably be expected to cause a Material Adverse Change. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party as of the Closing Date and each of the other Schedule Update Dates and each Subsidiary of each Loan Party are listed and described on SCHEDULE 5.1.15.

                    5.1.16. SECURITY INTERESTS.

                    Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office as applicable, (i) the Liens and security interests granted to the Administrative Agent for the benefit of the Lenders and their Affiliates pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law, except for the Permitted Perfection Exception, and
(ii) all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                    5.1.17. STATUS OF THE PLEDGED COLLATERAL.

                    All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien except for Permitted Liens or restriction on transfer, except for Permitted Liens and as otherwise provided by the Pledge Agreement and except as the right of the Lenders to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. As of the Closing Date and as of each of the Schedule Update Dates, there are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on

SCHEDULE 5.1.17. The Loan Parties have delivered true and correct copies of such shareholder agreements, partnership agreements and limited liability company agreements to the Administrative Agent.

                    5.1.18. INSURANCE.

                    As of the Closing Date and as of each of the Schedule Update Dates, SCHEDULE 5.1.18 lists all insurance policies and bonds (in each case over $100,000) issued for the benefit of any Loan Party, all of which are valid and in full force and effect. No notice has been given or assertion made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                    5.1.19. COMPLIANCE WITH LAWS.

                    The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.24 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                    5.1.20. MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                    All material contracts of the Loan Parties are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary which could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                    5.1.21. INVESTMENT COMPANIES; REGULATED ENTITIES.

                    None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System of the United States) limiting its ability to incur Indebtedness for borrowed money.

                    5.1.22. PLANS AND BENEFIT ARRANGEMENTS.

                    Except as set forth on SCHEDULE 5.1.22:

                    (i) Except where the failure would not result in a Material Adverse Change, the Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements and Plans and to the best knowledge of the Borrower, Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which would constitute a Material Adverse Change. The Borrower and all other members of the ERISA Group in all material respects have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any material liability to the PBGC (other than for the payment of premiums due but not delinquent), and (iii) have not had asserted against them any material penalty for failure to fulfill the minimum funding requirements of ERISA.

                    (ii) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits for which an ERISA Group Member would have a material liability thereunder when due.

                    (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan for which there would be a material liability for the Borrower or a member of the ERISA Group.

                    (iv)    No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan which would constitute a Material Adverse Change.

                    (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan by an amount which would be a material liability for the Borrower.

                    (vi) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA for which there would be a material liability for the Borrower and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA for which there would be a material liability for the Borrower.

                    (vii) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date where failure to comply would constitute a Material Adverse Change. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date where failure to comply would constitute a Material Adverse Change.

                    (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law where failure to comply would constitute a Material Adverse Change.

                    5.1.23. EMPLOYMENT MATTERS.

                    Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

                    5.1.24. ENVIRONMENTAL MATTERS.

                    Except as disclosed on SCHEDULE 5.1.24 and except as could not reasonably be expected to result in a Material Adverse Change:

                    (i) None of the Loan Parties has received any Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive an Environmental Complaint.

                    (ii) No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

                    (iii) There are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which, to any Loan Party's knowledge, result in Contamination.

                    (iv) Each Loan Party has all Required Environmental Permits, except for such Required Environmental Permits the absence of which would result in a material adverse effect on the Loan Parties' operations, and all such Required Environmental Permits are in full force and effect.

                    (v) Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices.

                    (vi) No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits. To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws.

                    (vii) To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body.

                    (viii) No portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

                    5.1.25. SENIOR DEBT STATUS; NO CONFLICTS WITH DEBT
AGREEMENTS.

                    (a) All Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party constitutes "Senior Indebtedness" under the 14% Notes Indenture, the 5% Notes Indenture and each of the other documents governing the Permitted Subordinated Indebtedness

                    (b) All Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all Indebtedness which is not Permitted Subordinated Indebtedness

                    (c) all Obligations of the Borrower and the other Loan Parties under this Agreement, the Notes and the other Loan Documents do not conflict with or violate the terms of any of the Permitted Subordinated Indebtedness Documents or the documents governing the FUTURE SENIOR NOTES or the 2002 SENIOR NOTES and any Loans made to the Borrower and other Obligations hereunder are indebtedness permitted to be incurred under the Subordinated Indebtedness Documents or the documents governing the FUTURE SENIOR NOTES or the 2002 SENIOR NOTES.

     5.2     UPDATES TO SCHEDULES.

                    (1) Should any of the information or disclosures provided on any of the following Schedules attached hereto become outdated or incorrect in any material respect as of any Schedule Update Date, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule on such Schedule Update Date and such schedules shall be deemed to be updated upon delivery by the Loan Parties of the same to the Administrative Agent:

                 Schedule 5.1.1           -        Qualifications To Do Business
                 Schedule 5.1.3(first sentence)    Subsidiaries
                 Schedule 5.1.15          -        Patents, Trademarks, Copyrights, Licenses, Etc.
                 Schedule 5.1.17          -        Partnership Agreements; LLC Agreements
                 Schedule 5.1.18          -        Insurance Policies

                    (2) Should any of the information or disclosures provided on any of the Schedules attached hereto other than Schedules 1.1(A) and 1.1(B) and those listed in clause (1) above become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED that such Schedules shall not be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such other Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

     6.      CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

       The obligation of each Lender to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its

Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

     6.1     FIRST LOANS AND LETTERS OF CREDIT.

             On the Closing Date:

                    6.1.1.  OFFICER'S CERTIFICATE.

                    The representations and warranties of each of the Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, any Vice President, or Chief Financial Officer or Treasurer of each of the Loan Parties, to each such effect.

                    6.1.2.  SECRETARY'S CERTIFICATE.

                    There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                    (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                    (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

                    (iii) copies of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, or limited liability company agreement, as appropriate, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business as required under Section 5.1.1.

                    6.1.3.  DELIVERY OF LOAN DOCUMENTS.

                    The Guaranty Agreement, Notes, Patent, Trademark and Copyright Security Agreement, Pledge Agreement, Intercompany Subordination Agreement and Security Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders and their Affiliates, together with all appropriate financing statements and appropriate stock powers and certificates, if any, evidencing the Subsidiary Shares, the Partnership Interests and the LLC Interests.

                    6.1.4.  OPINION OF COUNSEL.

                    There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of Porter & Hedges, L.L.P., counsel for the Loan Parties, dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                    (i)     as to the matters set forth in EXHIBIT 6.1.4; and

                    (ii) as to such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                    6.1.5.  LEGAL DETAILS.

                    All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                    6.1.6. PAYOFF OF PRIOR CREDIT AGREEMENT; TERMINATION OF COLLATERAL AGENCY.

                    6.1.6.1 PAYOFF OF PRIOR CREDIT AGREEMENT

                    The Loan Parties shall have delivered a payoff letter and other satisfactory evidence of the payoff of the Prior Credit Agreement and the termination thereof and of the Liens securing the obligations thereunder and executed mortgage satisfactions, UCC-1 terminations (or assignments) and other Lien termination or release documents satisfactory to the Administrative Agent.

                    6.1.6.2 ASSIGNMENT OF COLLATERAL AGENCY.

                    All loans under the Prior Credit Agreement shall have been repaid (and satisfactory evidence thereof delivered to the Administrative Agent). The Liens in favor of Wells Fargo Bank, N.A. as the collateral agent under the Prior Credit Agreement shall have been assigned to the Administrative Agent in a manner satisfactory to the Administrative Agent. The parties hereto which are parties under the Prior Credit Agreement hereby confirm and consent to such assignment.

                    6.1.7.  PAYMENT OF FEES.

                    The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

                    6.1.8.  CONSENTS.

                    All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 5.1.13 shall have been obtained.

                    6.1.9.  OFFICER'S CERTIFICATE REGARDING MACS.

                    Since June 30, 2001 no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower other than the change of the Borrower's Chief Financial Officer as previously disclosed; and there shall have been delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Vice President or Chief Financial Officer or Treasurer of each Loan Party to each such effect.

                    6.1.10. NO VIOLATION OF LAWS.

                    The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

                    6.1.11. NO ACTIONS OR PROCEEDINGS.

                    No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened in writing or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                    6.1.12. INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.

                    The Loan Parties shall have delivered evidence acceptable to the Administrative Agent that adequate insurance in compliance with Section
7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the

Administrative Agent as additional insured, mortgagee, and lender loss payee, as the case may be.

                    6.1.13. FINANCING STATEMENTS; LIEN SEARCH.

                    The Administrative Agent shall have received (1) financing statements and other documents necessary to perfect the Liens of the Administrative Agent and the Lenders in the Collateral upon the recordation thereof in the applicable recording office and (2) a Lien search in a form acceptable to the Administrative Agent.

                    6.1.14. DEBT DOCUMENTS; OTHER DUE DILIGENCE.

                    The Administrative Agent shall have reviewed the 5% Notes Indenture, the 14% Notes Indenture and the 2002 Senior Note Indenture and such other documents as it may reasonably request.

     6.2     EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

             At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true, in all material respects, on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  7. COVENANTS

     7.1     AFFIRMATIVE COVENANTS.

             The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                    7.1.1.  PRESERVATION OF EXISTENCE, ETC.

                    Each Loan Party shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (1) as otherwise expressly permitted in Section
7.2.7 [Liquidations, Mergers, Etc.] and Section 7.2.8 [Dispositions of Assets or Subsidiaries], and (2) for failures to comply with the foregoing which are not material to the business of the Loan Parties, taken as a whole.

                    7.1.2.  PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable (or within ninety (90) days thereafter), including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would materially and adversely affect the Collateral.

                    7.1.3.  MAINTENANCE OF INSURANCE.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured 'and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iv) provide, except in the case of general or public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $15,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $15,000,000 or more shall be adjusted with and payable to the Administrative Agent, and (v) be otherwise customary in the business in which the Loan Parties are engaged. 'The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, IF AN EVENT OF DEFAULT HAS OCCURRED AND IS

CONTINUING, at the option of the Administrative Agent, (i) be applied by the Administrative Agent to the payment of the Loans in such manner as the Administrative Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                    7.1.4.  MAINTENANCE OF PROPERTIES AND LEASES.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties useful or necessary to its business, and from time to time, such Loan Party, in its reasonable business judgment, will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                    7.1.5.  MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                    7.1.6.  VISITATION RIGHTS.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, PROVIDED that each Lender shall provide the Borrower with reasonable written notice prior to any visit or inspection. Visits and audits by the Administrative Agent and the Lenders to the Loan Parties shall be at the expense of such Administrative Agent or Lender, as the case may be except that (1) the Borrower pay for not more than one visit per calendar year by the Administrative Agent to not more than 3 locations of the Loan Parties if no Event of Default exists and is continuing and (2) the Borrower shall pay for any visit or audit by the Administrative Agent if an Event of Default exists and is continuing.

                    7.1.7.  KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                    The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                    7.1.8.  PLANS AND BENEFIT ARRANGEMENTS.

                    The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in material compliance with the minimum funding requirements of ERISA.

                    7.1.9.  COMPLIANCE WITH LAWS.

                    Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                    7.1.10. USE OF PROCEEDS.

             The proceeds of the Loans shall be used to repay the amounts outstanding under the Prior Credit Agreement, to provide for ongoing working capital needs and for general corporate purposes.

                    7.1.11. FURTHER ASSURANCES.

                    Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral, and shall do such other acts and things as the Administrative Agent may deem reasonably necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                    7.1.12. SUBORDINATION OF INTERCOMPANY LOANS.

                    Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

     7.2     NEGATIVE COVENANTS.

             The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                    7.2.1.  INDEBTEDNESS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness or to enter into any Sale Leasebacks, except:

                    (i)     Indebtedness under the Loan Documents;

                    (ii) Existing Indebtedness as set forth on SCHEDULE 7.2.1 (including any extensions, renewals or refinancings (provided that any refinancing of Permitted Subordinated Indebtedness must meet the requirements of Permitted Subordinated Indebtedness) thereof, PROVIDED there is no increase in the principal amount thereof (except that (1) any such existing Indebtedness which provides for interest which is payable in kind may be replaced by Indebtedness of like initial principal amount which is payable in kind, (2) any such existing Indebtedness which requires the payment of a prepayment premium may be replaced by Indebtedness of a principal amount which equals the sum of the principal that has been repaid plus the amount of such premium and (3) in the event any such existing Indebtedness is prepaid prior to the expiration of any "non-call" or other similar provisions, such Indebtedness may be replaced by Indebtedness of a principal amount equal to the price at which such Indebtedness is purchased in a tender offer or otherwise) or other material change in the terms thereof (other than in interest rate which may be at prevailing rates in effect at the time of the refinancing) unless otherwise specified on SCHEDULE 7.2.1;

                    (iii) Asset Acquisition Indebtedness provided that the aggregate amount thereof at any time outstanding does not exceed $60,000,000;

                    (iv) Indebtedness of a Loan Party to another Loan Party or any Excluded Subsidiary which is subordinated in accordance with the provisions of Section 7.1.12 [Subordination of Intercompany Loans];

                    (v) (A) Any Lender-Provided Hedge or other Hedge and (B) Lender-Provided Letter of Credit Facilities;

                    (vi) the Odessa Production Payment Transaction and Hedges entered into by Odessa;

                    (vii) Indebtedness of Odessa to the Loan Parties in an amount not to exceed the sum $1,000,000 plus the amount of any reduction of outstanding Indebtedness of Odessa to the Loan Parties as of the Closing Date (so that the total principal amount of Indebtedness of Odessa to the Loan Parties at any time outstanding may not exceed the sum of $1,000,000 plus the principal amount of such Indebtedness existing on the Closing Date);

                    (viii) Indebtedness of any Foreign Subsidiary to the Borrower or any Subsidiary provided that the aggregate amount of such Indebtedness of the Foreign Subsidiaries to Loan Parties plus the amount of other Investments by the Loan Parties in the Foreign Subsidiaries shall not exceed $80,000,000;

                    (ix) Indebtedness constituting deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time outstanding;

                    (x) Indebtedness in the form of Guaranties permitted under Section 7.2.3 [Guaranties];

                    (xi)    Permitted Subordinated Indebtedness;

                    (xii) Indebtedness of Borrower and its Subsidiaries under the Future Senior Notes, provided that after giving effect to the issuance of the Future Senior Notes (the amount of which shall be included as Indebtedness in computing the Consolidated Senior Leverage Ratio and other covenants) the Borrower shall be in proforma compliance with the covenants set forth in Section
7.2 of the Credit Agreement and the Borrower shall promptly after such issuance, deliver to the Administrative Agent and the Lenders copies of the signed documents in connection therewith and such other documents requested by the Administrative Agent;

                    (xiii) Indebtedness to insurance companies or their Affiliates incurred to finance premiums on policies provided by such insurance companies (and the amount thereof limited to such purpose) in the ordinary course of business;

                    (xiv) Indebtedness of Foreign Subsidiaries for working capital and general corporate purposes not to exceed $5,000,000 in the aggregate at any time outstanding;

                    (xv) Indebtedness of a Loan Party to any Foreign Subsidiary, in an aggregate principal amount at any time outstanding (with respect to all Foreign Subsidiaries of the Borrower) not to exceed $5,000,000; and

                    (xvi) other Indebtedness not to exceed $25,000,000 in the aggregate at any time outstanding.

                    7.2.2.  LIENS.

                    Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree (except for provisions similar to those in existence on the date hereof in the 2002 Senior
Note Indenture which require the Loan Parties to grant pari passu Liens in favor of the holders of the 2002 Senior Notes in the event that Loan Parties grant Liens to secure other Indebtedness which is pari passu with such Indebtedness) or become liable to do so, except Permitted Liens.

                    7.2.3.  GUARANTIES.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except for (i) Guaranties of Indebtedness or other obligations of the Loan Parties permitted hereunder, (ii) Guaranties of the Borrower or its Subsidiaries in respect of Indebtedness of its officers, directors and employees in an aggregate principal amount not to exceed, at any time outstanding, $7,500,000 MINUS the amount of loans or advances outstanding under Section 7.2.4(x) and (iii) endorsements of instruments in the ordinary course of business.

                    7.2.4.  LOANS AND INVESTMENTS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (each of the foregoing, an "Investment"), except:

                    (i) trade credit extended on usual and customary terms in the ordinary course of business;

                    (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                    (iii)   Cash Equivalents;

                    (iv) Permitted Acquisitions and Investments acquired in connection with such Permitted Acquisitions;

                    (v) Any Lender-Provided Hedge or other Hedge and Lender-Provided Letter of Credit Facilities;

                    (vi) Any Stock Repurchases permitted under Section 7.2.5 [Dividends, Distributions and Stock Purchases];

                    (vii) loans or advances made by the Loan Parties to, and investments made by the Loan Parties in other, Loan Parties;

                    (viii) Investments by the Loan Parties in the Foreign Subsidiaries provided that the aggregate amount of such Investments shall not exceed $80,000,000 in the aggregate;

                    (ix) the Investments in Odessa existing on the Closing Date which do not exceed $30,000,000 and additional Investments made by the Loan Parties to Odessa for capital expenditure purposes in an amount not exceeding $10,000,000 in the aggregate;

                    (x) loans and advances to its officers and employees in an aggregate amount not to exceed, at any time outstanding, $7,500,000 MINUS the amount of Guarantee Obligations outstanding under clause (ii) of Section 7.2.3;

                    (xi) the repurchase by the Borrower of its capital stock and/or options to purchase such stock held by directors, officers and employees of the Borrower or any Subsidiary upon the death, disability, retirement or termination of such directors, officers or employees or the exercise of such options, or from the shareholders of Borrower so long as the purpose is to acquire stock for reissuance to new employees of Borrower and its Subsidiaries; PROVIDED, that the amount expended for such purposes shall not exceed $1,000,000 in any fiscal year or $2,500,000 while this Agreement is in effect;

                    (xii) any Investments received as the result of any or all of the transactions permitted by clauses (v), (vi) and (viii) of Section 7.2.8; PROVIDED that such transfer or sale shall be on terms reasonably satisfactory to the Administrative Agent and that the Loan Parties shall take appropriate steps to grant Prior Security Interests in such Investments in favor of the Administrative Agent if such Investments are collateral of the type covered by the Security Agreement, Pledge Agreement or Patent, Trademark and Copyright Security Agreement;

                    (xiii) Investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business; and

                    (xiv)   other Investments not otherwise permitted under this
Section 7.2.4 in an aggregate amount not to exceed $10,000,000

                    7.2.5.  DIVIDENDS, DISTRIBUTIONS AND STOCK REPURCHASES.

                    Each of the Loan Parties shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests, limited liability company interests or other equity interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests, limited liability company interests or other equity interests, except:

                    (i) dividends or other distributions payable to another Loan Party and stock repurchases by any Loan Party from another Loan Party,

                    (ii) dividends in the form of common stock of the Borrower,

                    (iii) dividends provided that each of the following conditions is met:

                            (a)     there exist no Event of Default or Potential
Default on the date of payment or declaration after giving effect to such payment, and

                            (b)     the cumulative amount of dividends paid
under this clause (iii) of Section 7.2.5 shall not exceed 50% of the Consolidated Net Income of the Loan Parties earned during the period (taken as one accounting period) commencing July 1, 2002, and ending with the last day of the fiscal quarter ended immediately preceding the date of payment, and

                            (c)     the Borrower shall disclose such dividend on
its Compliance Certificate for the quarter in which such dividend was paid and demonstrate compliance with clauses (a) and (b) of this Section 7.2.5(iii), and

                    (iv) repurchases of the capital stock of the Borrower (each a "STOCK PURCHASE") provided that each of the following conditions is met:

                            (a)     the aggregate amount of all Stock Purchases
shall not exceed $50,000,000 on and after the Closing Date;

                            (b)     After giving effect to such Stock Purchase:

                                    (1)  the sum of the following items (x) and
(y) shall equal or exceed $25,000,000: (x) the Loan Parties' cash plus Cash Equivalents, plus (y) the lesser of (A) the amount if any by which the Commitments exceed the Facility Usage, or (B) the amount if any by which the Total Usage Limitation exceeds the Total Usage, and

                                    (2)  there shall exist no Event of Default
or Potential Default; and

                            (c)     The Loan Parties shall disclose such Stock
Purchase on their Compliance Certificate for the quarter in which such Stock Purchase is made and demonstrate compliance with the requirements of this Section.

                    7.2.6. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND ORGANIZATIONAL DOCUMENTATION, ETC.

                    Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to, make or pay, or agree to:

                    (a) Make any optional payment or optional prepayment on or redemption or purchase of any of its Permitted Subordinated Indebtedness (other than an optional payment or prepayment of Permitted Subordinated Indebtedness made with the proceeds of Permitted Subordinated Indebtedness authorized to be issued pursuant to Section 7.2.1) or its 2002 Senior Notes or Future Senior Notes (other than an optional payment or prepayment made with the proceeds of Permitted Subordinated Indebtedness authorized to be issued pursuant to Section 7.2.1 or with the proceeds of a refinancing permitted by Section 7.2.1(ii)),

                    (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Permitted Subordinated Indebtedness, or the

2002 Senior Notes or the Future Senior Notes, without providing at least fifteen
(15) calendar days' prior written notice to the Administrative Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders, or

                    (c) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of (i) any material contract which provides for payments or liabilities to or from the Loan Parties in excess of $10,000,000, to the extent such amendment, modification or change could reasonably be expected to be materially adverse to the Lenders, except that, the Loan Parties and their Domestic Subsidiaries may make a prepayment of Indebtedness (each a "Debt Repayment") provided that each of the following conditions is met:

                    (i)     After giving effect to such Debt Repayment,

                            (A)  the sum of the following items (1) and (2)
shall equal or exceed $25,000,000: (1) the Loan Parties' cash plus Cash Equivalents, plus (2) the lesser of (a) the amount if any by which the Commitments exceed the Facility Usage, or (b) the amount if any by which the Total Usage Limitation exceeds the Total Usage, and

                            (B)  there shall exist no Event of Default or
Potential Default; and

                    (ii) The Loan Parties and their Subsidiaries shall disclose such Debt Repayment on the Compliance Certificate for the quarter in which such Debt Repayment is made and demonstrate compliance with the requirements of this Section.

                    7.2.7.  LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                    (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is either the Borrower or wholly-owned by one or more of the other Loan Parties, any Subsidiary of any Loan Party may be merged or combined with or into another Subsidiary (provided that if the Borrower is a party to any such merger or combination, then the Borrower shall be the continuing or surviving Person and if a Subsidiary which is not a Loan Party merges with a Loan Party then the Loan Party shall be the continuing or surviving Person), any Loan Party other than the Borrower and any Subsidiary which is not a Loan Party may dissolve, liquidate or wind-up its affairs and distribute its remaining assets, after paying or providing for its liabilities, to its owners and any Foreign Subsidiary may dissolve, liquidate or wind-up its affairs, become a party to a merger or consolidation or acquire all or substantially all the assets or capital of any Person.

                    (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person, including without limitation, the acquisition of the capital stock of Q Services, Inc. under the terms and conditions of the Plan and Agreement of Merger dated May 13, 2002 among the Borrower, Q Services, Inc. and Key Merger Sub, Inc., or (B) all or substantially all of the assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                    (i) if the Loan Parties are acquiring the ownership interests in such Person, the Loan Parties shall use reasonable commercial efforts to cause such Person to execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition (but in any event shall perform such steps within 30 days after such date) if such Person will become a Domestic Subsidiary;

                    (ii) the Loan Parties, such Person and its owners, as applicable, shall use reasonable commercial efforts to cause such Person to grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 10.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition (but in any event shall perform such steps within 30 days after such date) if such Person will become a Domestic Subsidiary;

                    (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and upon the request of the Administrative Agent, the Loan Parties also shall deliver to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                    (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be in the oilfield service industry or a business reasonably related to a business in which the Loan Parties are then engaged and shall comply with Section 7.2.11 [Continuation of or Change in Business];

                    (v) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                    (vi) if the Consideration given by the Loan Parties and their Subsidiaries in connection with such Permitted Acquisition for such Permitted Acquisition exceeds $0, the sum of items (I) and (II) below shall equal or exceed $25,000,000 on the date of such Permitted Acquisition after giving effect thereto:

                            (I)     the Loan Parties' cash plus Cash
Equivalents;

                            plus

                            (II)    the lesser of (a) the amount if any by which
the Commitments exceed the Facility Usage, or (b) the amount if any by which the Total Usage Limitation exceeds the Total Usage; and

                    (vii) if the Consideration given by the Loan Parties and their Subsidiaries in connection with such Permitted Acquisition exceeds $10,000,000 and the Leverage Modification Period (for Acquisitions) is not in effect, the Consolidated Senior Leverage Ratio shall not exceed 2.25 to 1.0 after giving effect to such Permitted Acquisition;

                    (viii) if the Consideration given by the Loan Parties and their Subsidiaries in connection with such Permitted Acquisition for such Permitted Acquisition exceeds $25,000,000, the Borrower shall at least five (5) Business Days prior to such Permitted Acquisition:

                            (I)     demonstrate that it shall be in compliance
with the covenants contained in Sections 7.2.15 [Minimum Consolidated Fixed Charge Coverage Ratio], 7.2.16 [Maximum Consolidated Senior Leverage Ratio],
7.2.17 [Maximum Consolidated Total Leverage Ratio] and 7.2.18 [ Minimum Net Worth] after giving effect to such Permitted Acquisition (including in the computation of Consolidated Senior Leverage Ratio and Consolidated Total Leverage Ratio Indebtedness assumed or incurred in connection with such Permitted Acquisition and including in Consolidated EBITDA the Consolidated EBITDA of the target to the extent provided for under the definition of Consolidated Senior Leverage Ratio and Consolidated Total Leverage Ratio by delivering a certificate in the form of EXHIBIT 7.2.7 evidencing such compliance, and

                            (II)    deliver to the Administrative Agent at least
five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition, and;

                    (ix) the Loan Parties shall deliver to the Administrative Agent such other information about such Person or its assets as the Administrative Agent may reasonably require, and

                    (3) any Loan Party, and any Subsidiary of a Loan Party, may sell, lease, transfer or otherwise dispose of any or all of its assets so long as such transaction does not violate Section 7.2.8 [Dispositions of Assets or Subsidiaries].

                    7.2.8.  DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                    (i) transactions involving the sale of inventory and light vehicles (i.e. cars and pick-up trucks but not heavy trucks or rigs) in the ordinary course of business;

                    (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                    (iii) any sale, transfer or lease of assets by any Loan Party to any Loan Party and sales, transfers and leases by any Subsidiary which is not a Loan Party to any Subsidiary;

                    (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased, PROVIDED such substitute assets are subject to the Lenders' Prior Security Interest;

                    (v) the sale, merger or other disposition of Odessa or all or any portion of or the Oil and Gas Properties including sales of oil and gas in the ordinary course of business, and the sale or other disposition of any Investments received in connection with such sale, merger or other disposition;

                    (vi) the sale, merger or other disposition of any Argentine Subsidiary or all or any portion of the assets thereof, and the sale or other disposition of any Investments received in connection with such sale, merger or other disposition;

                    (vii) the sale, merger or other disposition of the Drilling Business or all or any portion thereof or of all or any portion of the assets thereof, and the sale or other disposition of any Investments received in connection with such sale, merger or other disposition;

                    (viii) the sale, lease or other disposition of any assets, PROVIDED that the aggregate proceeds received from all assets so sold, leased or disposed of in any fiscal year (except as otherwise permitted by this Section 7.2.8), shall not exceed the following percentage of the Borrower's Consolidated Net Worth measured as of the end of the immediately preceding fiscal year: (i) 10% for the fiscal years ending June 30, 2003 and June 30, 2004, and (ii) 7.5% for each fiscal year thereafter;

                    (ix) transfers of assets by any Loan Party to Odessa, any other excluded Subsidiary or a Foreign Subsidiary in connection with an investment permitted under Section 7.2.4(viii), Section 7.2.4(ix) and Section 7.2.4(xiv);

                    (x)     licenses of Oilfield Intellectual Property; and

                    (xi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (xi) above, which is approved by the Required Lenders. To the extent any Collateral is sold as permitted by this Section 7.2.8, such Collateral in each case shall be sold free and clear of the Liens in favor of the Administrative Agent created by the Loan Documents, and the Administrative Agent shall take such actions as MAY BE REQUIRED in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

                    7.2.9. AFFILIATE TRANSACTIONS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) with any Affiliate (excluding any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions is in accordance with all applicable Law and, if the amount of current or deferred payments or liabilities in connection with such transaction paid or incurred by the parties thereto shall exceed $10,000,000, which terms and conditions are fully disclosed to the Administrative Agent.

                    7.2.10. SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Domestic Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Foreign Subsidiary, (iii) any Domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors]and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders and their Affiliates in the assets held by, and stock of or other ownership interests in, such Subsidiary and (iv) any Excluded Subsidiaries. Each of the Loan Parties shall not (1) become or agree to become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                    7.2.11. CONTINUATION OF OR CHANGE IN BUSINESS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the oilfield service industry or businesses reasonably related to a business in which the Loan Parties and such Subsidiaries are engaged at the time of determination, PROVIDED that Odessa shall not engage in any business, except for those businesses in which it is engaged on the date of this Agreement.

                    7.2.12. PLANS AND BENEFIT ARRANGEMENTS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                    (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan which such failure would reasonably be expected to result in a Material Adverse Change;

                    (ii) request a material minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                    (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                    (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan by an amount which is material;

                    (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto which such failure would reasonably be expected to result in a Material Adverse Change;

                    (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                    (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                    (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA which such failure would constitute a Material Adverse Change; or

                    (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure would result in a Material Adverse Change.

                    7.2.13. FISCAL YEAR.

             The Borrower shall not change its fiscal year more than once during the lifetime of this Agreement; PROVIDED, that such change is to a fiscal year ending the next December 31 after such change.

                    7.2.14. CHANGES IN ORGANIZATIONAL DOCUMENTS.

                    Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents if such change would be materially adverse to the Lenders provided that the Loan Parties shall deliver copies of any new or amended documents referred to above upon delivery of the compliance certificate for each fiscal year (beginning with the fiscal year ended June 30, 2003, at any other time required under this Agreement or upon the request of the Administrative Agent.

                    7.2.15. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

                    The Loan Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 1.5 to 1.0.

                    7.2.16. MAXIMUM CONSOLIDATED SENIOR LEVERAGE RATIO.

                    The Loan Parties shall not at any time permit the Consolidated Senior Leverage Ratio to exceed 2.75 to 1.0.

                    7.2.17. MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO.

                    The Loan Parties shall not at any time permit the Consolidated Total Leverage Ratio to exceed 3.5 to 1.0.

                    7.2.18. MINIMUM NET WORTH.

                    The Borrower shall not at any time permit Consolidated Net Worth to be less than Base Net Worth.

                    7.2.19. LIMITATION ON NEGATIVE PLEDGE CLAUSES.

                    The Loan Parties shall not enter into with any Person any agreement, other than this Agreement and the other Loan Documents which prohibits or limits the ability of the Loan Parties or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that such restriction shall not apply to (i) any agreement entered into in connection with any Indebtedness incurred to refinance other Indebtedness to the extent the prohibition or limitation is not materially more restrictive than the prohibition or limitation contained in the agreements entered into in connection with the Indebtedness being refinanced, (ii) the Future Senior Notes, (iii) Permitted Subordinated Indebtedness, (iv) Asset Acquisition Indebtedness to the extent the prohibition or restriction applies to the assets, stock or operations financed, and the proceeds thereof, with such Asset Acquisition Indebtedness, (v) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (vi) agreements for the sale or other disposition of assets which restrict the ability to impose liens upon those assets pending sale or other disposition, (vii) agreements entered into with respect to other Indebtedness permitted to be incurred by Section 7.2.1 and to be secured by a Lien pursuant to Section 7.2.2 to the extent the prohibition or restriction is only applicable to the assets which secure such Indebtedness, (viii) customary contracts with customers which require that the Loan Parties or their Subsidiaries maintain a given level of net worth and (ix) provisions in joint venture agreements not prohibited hereby which restrict a party's ability to assign or alienate its interest.

                    7.2.20. LIMITATION ON CLAUSES RESTRICTING DIVIDEND PAYMENTS.

                    The Loan Parties shall not, and shall not permit their Subsidiaries to, enter into with any Person any agreement other than this Agreement and the other Loan Documents which prohibits or limits the ability of the Loan Parties or any of their Subsidiaries to pay dividends to another Subsidiary or Loan Party ; provided that such restriction shall not apply to (i) any agreement entered into in connection with any Indebtedness incurred to refinance other Indebtedness to the extent the prohibition or limitation is not materially more restrictive than the prohibition or limitation contained in the agreements entered into in connection with the Indebtedness being refinanced,
(ii) the Future Senior Notes, (iii) Permitted Subordinated Indebtedness, (iv) Asset Acquisition Indebtedness, (v) agreements for the sale or other disposition of assets which restrict the ability of a Loan Party or Subsidiary being sold (or whose assets are being sold) to pay dividends pending sale or other disposition, (vi) agreements entered into with respect to other Indebtedness permitted to be incurred by Section 7.2.1 to the extent the prohibition or restriction is only applicable to the Loan Party or Subsidiary which incurred such Indebtedness, (vii) customary contracts with customers which require that the Loan Parties or their Subsidiaries maintain a given level of net worth and
(viii) provisions in joint venture agreements not prohibited hereby.

     7.3     REPORTING REQUIREMENTS.

             The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

                    7.3.1.  QUARTERLY FINANCIAL STATEMENTS.

                    As soon as available and in any event within fifty (50) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower and its consolidated Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Vice President, Chief Financial Officer, Chief Accounting Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                    7.3.2.  ANNUAL FINANCIAL STATEMENTS.

                    As soon as available and in any event within ninety-five
(95) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its consolidated Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income and cash flows and consolidated stockholders' equity for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and accompanied by the report of independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The reports of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

                    7.3.3.  CERTIFICATE OF THE BORROWER.

                    Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections
7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Chief Accounting Officer of the Borrower, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                    7.3.4.  NOTICE OF DEFAULT.

                    Promptly after the Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer of the Borrower or any other officer of a Loan Party with responsibility for ensuring compliance with this Agreement has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, any Vice President, Chief Financial Officer or Treasurer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                    7.3.5.  NOTICE OF LITIGATION.

                    Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve an uninsured claim or series of related claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

                    7.3.6.  DEBT RATING.

                    The Borrower shall notify the Administrative Agent and the Lenders within five (5) Business Days following any new rating, or change in an existing rating, by either Moody's or Standard & Poor's of the debt of any of the Loan Parties.

                    7.3.7.  BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

                    Promptly upon their becoming available to the Borrower:

                    (i) the annual budget of the Borrower, to be supplied not later than fifteen (15) days after completion thereof,

                    (ii) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                    (iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                    (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, filed by the Borrower with the Securities and Exchange Commission,

                    (v) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body if such order could reasonably be expected to result in a Material Adverse Change, and

                    (vi) such other reports and information as any of the Lenders may from time to time reasonably request.

                    7.3.8.  NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                    7.3.8.1 CERTAIN EVENTS.

                    Within 15 days after becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                    (i) any material Reportable Event with respect to the Borrower or any other member of the ERISA Group,

                    (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder which would reasonably be expected to result in a Material Adverse Change,

                    (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                    (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                    (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA which would reasonably be expected to result in a Material Adverse Change,

                    (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan which would reasonably be expected to result in a Material Adverse Change,

                    (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA which would reasonably be expected to result in a Material Adverse Change,

                    (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA which would result in a Material Adverse Change, or

                    (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                    7.3.8.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
REPORTS.

                         Within 15 days after receipt thereof, copies of (a) all
notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the written request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) for a Plan and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                    7.3.8.3 NOTICE OF VOLUNTARY TERMINATION.

                         Promptly upon the filing thereof, copies of any
Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan which could reasonably be expected to result in a Material Adverse Change.

                                   8. DEFAULT

     8.1     EVENTS OF DEFAULT.

             An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                    8.1.1.  PAYMENTS UNDER LOAN DOCUMENTS.

                    The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when due, or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                    8.1.2.  BREACH OF WARRANTY.

                    Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                    8.1.3.  BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                    Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.6 [Visitation Rights] or
Section 7.2 [Negative Covenants] or Section 7.3.4 [Notice of Default];

                    8.1.4.  BREACH OF OTHER COVENANTS.

                    Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after the Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer of the Borrower or any other officer of a Loan Party with responsibility for ensuring compliance with this Agreement becomes aware of the occurrence thereof;

                    8.1.5.  DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                    A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $20,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness;

                    8.1.6.  FINAL JUDGMENTS OR ORDERS.

                    Any final judgments or orders for the payment of money in excess of $15,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty
(60) days from the date of entry;

                    8.1.7.  LOAN DOCUMENT UNENFORCEABLE.

                    Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                    8.1.8.  NOTICE OF LIEN OR ASSESSMENT.

                    A notice of Lien or assessment in excess of $15,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                    8.1.9.  INSOLVENCY.

                    The Borrower or the Loan Parties, taken as a whole, cease to be solvent or admit in writing its inability to pay its debts as they mature;

                    8.1.10. EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                    Any of the following occurs and would in the aggregate with the occurrence of any other event under this Section 8.1.11 reasonably be expected to result in a Material Adverse Change: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan;; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan;

                    8.1.11. CESSATION OF BUSINESS.

                    The Borrower or any Loan Party which is a Material Subsidiary or Subsidiary of a Loan Party which is a Material Subsidiary ceases to conduct its business as contemplated, except as expressly permitted under
Section 7.2.7 [Liquidations, Mergers, Etc.] or 7.2.8 [Disposition of Assets or Subsidiaries], or any Loan Party which is a Material Subsidiary or Subsidiary of a Loan Party which is a Material Subsidiary is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                    8.1.12. CHANGE OF CONTROL.

                    (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 50% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors or who were appointed by such directors of the Borrower on the first day of such period or who were nominated for election or elected or appointed to such board of directors with the approval of a majority of the then existing board of directors shall cease to constitute a majority of the board of directors of the Borrower.

                    8.1.13. INVOLUNTARY PROCEEDINGS.

                    A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any such Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                    8.1.14. VOLUNTARY PROCEEDINGS.

                    Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

     8.2     CONSEQUENCES OF EVENT OF DEFAULT.

                    8.2.1. EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                    If an Event of Default specified under Sections 8.1.1 through 8.1.12 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent, with the written consent of the Required Lenders may, and upon the written request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Borrower; and

                    8.2.2.  BANKRUPTCY, INSOLVENCY OR REORGANIZATION
PROCEEDINGS.

                    If an Event of Default specified under Section 8.1.13 [Involuntary Proceedings] or 8.1.14 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                    8.2.3.  SET-OFF.

                    If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

                    8.2.4.  SUITS, ACTIONS, PROCEEDINGS.

                    If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent may proceed to protect and enforce its and the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or the Lenders; and

                    8.2.5.  APPLICATION OF PROCEEDS; COLLATERAL SHARING.

                    8.2.5.1 APPLICATION OF PROCEEDS.

                    From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

                    (i) first, to reimburse the Administrative Agent and the Lenders or their Affiliates for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or their Affiliates or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                    (ii) second, to the repayment (or cash collateralization) of all Obligations then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents or a Lender-Provided Letter of Credit Facility (including undrawn letters of credit) or to any Lender or any Affiliate of a Lender which has entered into a Lender-Provided Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                    (iii)   the balance, if any, as required by Law.

                    8.2.5.2 COLLATERAL SHARING.

                    All Liens granted under the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document (the "COLLATERAL DOCUMENTS") shall secure ratably and on a PARI PASSU basis (i) the Obligations in favor of the Administrative Agent and the Lenders hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Lender or Affiliate of such Lender which provides a Lender-Provided Hedge (the "HEDGE PROVIDER"). The Administrative Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "COLLATERAL ADMINISTRATIVE AGENT") for the Hedge Provider and the Lenders hereunder, provided that the Collateral Administrative Agent shall comply with the instructions and directions of the Administrative Agent (or the Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Administrative Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No Hedge Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Collateral Administrative Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

                    8.2.6.  OTHER RIGHTS AND REMEDIES.

                    In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

     8.3     NOTICE OF SALE.

             Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                           9. THE ADMINISTRATIVE AGENT

     9.1     APPOINTMENT.

             Each Lender hereby irrevocably designates, appoints and authorizes PNC Bank to act as Administrative Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement.

     9.2     DELEGATION OF DUTIES.

             The Administrative Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections
9.5 [Reimbursement of Administrative Agent by Borrower, Etc.] and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     9.3     NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

             The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     9.4 ACTIONS IN DISCRETION OF ADMINISTRATIVE AGENT; INSTRUCTIONS FROM THE LENDERS.

             The Administrative Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, PROVIDED that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

     9.5 REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY THE BORROWER.

             The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof,
(iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence, willful misconduct or violation of law, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to visit or perform audits of the Loan Parties' books, records and business properties to the extent provided in
Section 7.1.6.

     9.6     EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

             Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan

Document, unless caused by its or their own gross negligence, willful misconduct or violation of law, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Administrative Agent and each Lender hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     9.7     REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY
             LENDERS.

             Each Lender agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Loan Parties' books, records and business properties.

     9.8     RELIANCE BY ADMINISTRATIVE AGENT.

             The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.9     NOTICE OF DEFAULT.

             The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     9.10    NOTICES.

             The Administrative Agent shall promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Lenders of each change in the Base Rate and the effective date thereof.

     9.11 LENDERS IN THEIR INDIVIDUAL CAPACITIES; ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

             With respect to its Commitment and the Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. PNC Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder, in each case without notice to or consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     9.12    HOLDERS OF NOTES.

             The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.13    EQUALIZATION OF LENDERS.

             The Lenders and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3 [Administrative Agent's and Lender's Rights], 4.4.2 [Replacement of a Lender] or 4.5 [Additional Compensation in Certain Circumstances]. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

     9.14    SUCCESSOR ADMINISTRATIVE AGENT.

             The Administrative Agent (i) may resign as Administrative Agent or
(ii) shall resign if such resignation is requested by the Required Lenders (if the Administrative Agent is a

Lender, the Administrative Agent's Loans and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 4.4.2 [Replacement of a Lender], in either case of (i) or
(ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Lenders of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

     9.15    ADMINISTRATIVE AGENT'S FEE.

             The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "ADMINISTRATIVE AGENT'S FEE") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

     9.16    AVAILABILITY OF FUNDS.

             The Administrative Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative

Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

     9.17    CALCULATIONS.

             In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     9.18    BENEFICIARIES.

             Except as expressly provided herein, the provisions of this
Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                10. MISCELLANEOUS

     10.1    MODIFICATIONS, AMENDMENTS OR WAIVERS.

             With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; PROVIDED, that, without the written consent of all the Lenders, no such agreement, waiver or consent may be made which will:

                    10.1.1. INCREASE OF COMMITMENT; EXTENSION OF EXPIRATION
DATE.

                    Increase the amount of the Commitment of any Lender hereunder or extend the Expiration Date;

                    10.1.2. EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                    Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Lender;

                    10.1.3. RELEASE OF COLLATERAL OR GUARANTOR.

                    Except for sales of assets permitted by Section 7.2.8 [Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                    10.1.4. MISCELLANEOUS.

                    Amend Section 4.2 [Pro Rata Treatment of Lenders], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder;

PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Administrative Agent.

     10.2    NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

             No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.3    REIMBURSEMENT AND INDEMNIFICATION OF LENDERS BY THE BORROWER;
             TAXES.

             The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, "Indemnitees") (other than the Administrative Agent, as to which the Borrower's Obligations are set forth in
Section 9.5 [Reimbursement of Administrative Agent By Borrower, Etc.]) and to save such Indemnitees harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee, in its capacity as such, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consumation of the transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Regulated Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, , PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted results from such Indemnitee's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Administrative Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     10.4    HOLIDAYS.

             Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     10.5    FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                    10.5.1. NOTIONAL FUNDING.

                    Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

                    10.5.2. ACTUAL FUNDING.

                    Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this
Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

     10.6    NOTICES.

             Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 10.6) in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:

                    (i)     In the case of hand-delivery, when delivered;

                    (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                    (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                    (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                    (v) In the case of electronic transmission, when actually received;

                    (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

                    (vii) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice.

     10.7    SEVERABILITY.

             The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     10.8    GOVERNING LAW.

             Each Letter of Credit and Section 2.8 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     10.9    PRIOR UNDERSTANDING.

             This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     10.10   DURATION; SURVIVAL.

             All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.2.19 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Sections 9.5 [Reimbursement of Administrative Agent by Borrower, Etc.], 9.7 [Reimbursement of Administrative Agent by Lenders, Etc.] and 10.3 [Reimbursement of Lenders by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

     10.11   SUCCESSORS AND ASSIGNS.

                    (i) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Administrative Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, (2) any assignment by a Lender to a Person may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Commitment provided that assignments may be made in amounts less than $5,000,000 if the assignment is either (i) to another Lender, provided that the amount of the assigning Lender's Commitment equals or exceeds $5,000,000 after giving effect to such assignment, or (ii) to an Affiliate of the assigning Lender. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Note to the assigning Lender in an amount equal to the Commitment retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 [Set-off] (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Collateral or Guarantor]), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.

                    (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                    (iii) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

     10.12   CONFIDENTIALITY.

                    10.12.1.    GENERAL.

                    The Administrative Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, and prospective assignees and participants,
(iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                    10.12.2.    SHARING INFORMATION WITH AFFILIATES OF THE
LENDERS.

                    Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section
10.12.1 as if it were a Lender hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

     10.13   COUNTERPARTS.

             This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     10.14   ADMINISTRATIVE AGENT'S OR LENDER'S CONSENT.

             Whenever the Administrative Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     10.15   EXCEPTIONS.

             The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     10.16   CONSENT TO FORUM; WAIVER OF JURY TRIAL.

             EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     10.17   TAX WITHHOLDING CLAUSE.

             Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the

Administrative Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under
Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in
Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Administrative Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

     10.18   JOINDER OF GUARANTORS.

             Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 7.2.10 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 6.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Administrative

Agent for the benefit of the Lenders and their Affiliates in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

     10.19   CO-LEAD ARRANGERS AND CO-DOCUMENTATION AGENTS.

             The Co-Lead Arrangers and Co-Documentation Agents shall have no responsibilities, obligations or duties in their capacities as Co-Lead Arrangers and Co-Documentation Agents.

                            [SIGNATURE PAGES FOLLOW]

                  [SIGNATURE PAGE 1 OF ___ TO CREDIT AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        KEY ENERGY SERVICES, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 2 OF ___ TO CREDIT AGREEMENT]

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        individually and as Administrative Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 3 OF ___ TO CREDIT AGREEMENT]

                                        WELLS FARGO BANK TEXAS,
                                        NATIONAL ASSOCIATION, individually
                                        and as Co-Lead Arranger


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 4 OF ___ TO CREDIT AGREEMENT]

                                        CREDIT LYONNAIS NEW YORK
                                        BRANCH, individually and as
                                        Co-Documentation Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 5 OF ___ TO CREDIT AGREEMENT]

                                        LEHMAN COMMERCIAL PAPER, INC.,
                                        individually and as Co-Documentation
                                        Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 6 OF ___ TO CREDIT AGREEMENT]

                                        ROYAL BANK OF CANADA, individually
                                        and as Co-Documentation Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 7 OF ___ TO CREDIT AGREEMENT]

                                        ARAB BANKING CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 8 OF ___ TO CREDIT AGREEMENT]

                                        BANK OF AMERICA, N.A.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                  [SIGNATURE PAGE 9 OF ___ TO CREDIT AGREEMENT]

                                        BEAR STERNS CORPORATE LENDING, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 10 OF ___ TO CREDIT AGREEMENT]

                                        COMERICA BANK-TEXAS


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 11 OF ___ TO CREDIT AGREEMENT]

                                        GE CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 12 OF ___ TO CREDIT AGREEMENT]

                                        HIBERNIA NATIONAL BANK


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 13 OF ___ TO CREDIT AGREEMENT]

                                        NATEXIS BANQUE POPULAIRES


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 14 OF ___ TO CREDIT AGREEMENT]

                                        NATIONAL CITY BANK


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 15 OF ___ TO CREDIT AGREEMENT]

                                        SOUTHWEST BANK OF TEXAS, N.A.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 [SIGNATURE PAGE 16 OF ___ TO CREDIT AGREEMENT]

                                        BROOKS WELL SERVICING, INC.
                                        DAWSON PRODUCTION ACQUISITION CORP.*
                                        DAWSON PRODUCTION MANAGEMENT, INC.
                                        DAWSON PRODUCTION TAYLOR, INC.*
                                        KALKASKA OILFIELD SERVICES, INC.
                                        KEY ENERGY DRILLING, INC.
                                        KEY ENERGY SERVICES-CALIFORNIA, INC.
                                        KEY ENERGY SERVICES-SOUTH TEXAS, INC.
                                        KEY FOUR CORNERS, INC.
                                        KEY ROCKY MOUNTAIN, INC.
                                        MISR KEY ENERGY SERVICES, LLC
                                        UNITRAK SERVICES HOLDING, INC.
                                        WATSON OILFIELD SERVICE & SUPPLY, INC.
                                        WELL-CO OIL SERVICE, INC.
                                        WELLTECH EASTERN, INC.
                                        WELLTECH MID-CONTINENT, INC.
                                        YALE E. KEY, INC.


                                        By:
                                           -------------------------------------
                                        Name:  Jack D. Loftis, Jr.
                                        Title: Vice President and Secretary of
                                               each corporation listed above
                                               unless otherwise noted below

* Jack D. Loftis, Jr. is the Vice President and Assistant Secretary of this corporation.

                 [SIGNATURE PAGE 17 OF ___ TO CREDIT AGREEMENT]


                                        BROOKS WELL SERVICING BENEFICIAL, LP
                                            by the sole general partner, Brooks
                                            Well Servicing, Inc.
                                        DAWSON PRODUCTION PARTNERS, L.P.
                                            by the sole general partner, Dawson
                                            Production Management, Inc.
                                        KEY ENERGY DRILLING BENEFICIAL, LP
                                            by the sole general partner, Key
                                            Energy Drilling, Inc.
                                        UNITRAK SERVICES, L.P.
                                            by the sole general partner, Unitrak
                                            Services Holding, Inc.
                                        WELLTECH MID-CONTINENT BENEFICIAL, LP
                                            by the sole general partner,
                                            WellTech Mid-Continent, Inc.
                                        YALE E. KEY BENEFICIAL, LP
                                            by the sole general partner,
                                            Yale E. Key, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Jack D. Loftis, Jr.
                                        Title: Vice President and Secretary of
                                               each corporate general partner
                                               listed above

                 [SIGNATURE PAGE 18 OF ___ TO CREDIT AGREEMENT]


                                        BROOKS WELL SERVICING, LLC
                                        KEY ENERGY DRILLING, LLC
                                        UNITRAK SERVICES, LLC
                                        YALE E. KEY, LLC
                                        WELLTECH MID-CONTINENT, LLC


                                        By:
                                           -------------------------------------
                                        Name:  Jack D. Loftis, Jr.
                                        Title: Manager of each limited liability
                                               company listed above

                                 SCHEDULE 1.1(A)

                                 PRICING GRID--
                            VARIABLE PRICING AND FEES

I. PRICING REDUCTION PERIOD NOT IN EFFECT. THE FOLLOWING PRICING GRID SHALL APPLY WHEN THE PRICING REDUCTION PERIOD IS NOT IN EFFECT:

           CONSOLIDATED SENIOR LEVERAGE      COMMITMENT
  LEVEL                RATIO                     FEE            BASE RATE SPREAD       EURO-RATE SPREAD
--------- ------------------------------ -------------------- --------------------- -----------------------
          less than or equal to .75 to
   I                  1.00.                     .375%                  0%                    1.75%
--------- ------------------------------ -------------------- --------------------- -----------------------
           greater than .75 to 1.0 but
          less than or equal to 1.25 to
   II                  1.0.                     .375%                  0%                    2.00%
--------- ------------------------------ -------------------- --------------------- -----------------------
          greater than 1.25 to 1.0 but
          less than or equal to 1.75 to
  III                 1.00.                      .50%                .25%                    2.25%
--------- ------------------------------ -------------------- --------------------- -----------------------
          greater than 1.75 to 1.0 but
          less than or equal to 2.25 to
   IV                  1.0.                      .50%                .50%                    2.50%
--------- ------------------------------ -------------------- --------------------- -----------------------
   V        greater than 2.25 to 1.0.            .50%                .75%                    2.75%
--------- ------------------------------ -------------------- --------------------- -----------------------

II. PRICING REDUCTION PERIOD IN EFFECT. THE FOLLOWING PRICING GRID SHALL APPLY WHEN THE PRICING REDUCTION PERIOD IS IN EFFECT:

          CONSOLIDATED SENIOR LEVERAGE       COMMITMENT
 LEVEL                RATIO                      FEE            BASE RATE SPREAD       EURO-RATE SPREAD
--------- ------------------------------ -------------------- --------------------- -----------------------
          less than or equal to .75 to
   I                  1.00.                     .250%                  0%                    1.25%
--------- ------------------------------ -------------------- --------------------- -----------------------
           greater than .75 to 1.0 but
          less than or equal to 1.25 to
   II                  1.0.                     .250%                  0%                    1.50%
--------- ------------------------------ -------------------- --------------------- -----------------------
          greater than 1.25 to 1.0 but
          less than or equal to 1.75 to
  III                 1.00.                     .375%                  0%                    1.75%
--------- ------------------------------ -------------------- --------------------- -----------------------
          greater than 1.75 to 1.0 but
          less than or equal to 2.25 to
   IV                  1.0.                     .375%                  0%                    2.00%
--------- ------------------------------ -------------------- --------------------- -----------------------
   V        greater than 2.25 to 1.0.           .375%                  0%                    2.25%
--------- ------------------------------ -------------------- --------------------- -----------------------

     For purposes of determining the Applicable Margin and the Applicable Commitment Fee Rate:

     (a) The Applicable Margin and the Applicable Commitment Fee Rate shall be set at Level III on the Closing Date and shall remain at Level III until adjusted pursuant to clause (b) below.

     (b) The Applicable Margin and the Applicable Commitment Fee Rate shall be recomputed as of the end of each fiscal quarter beginning with the quarter ending September 30, 2002 based on the Consolidated Senior Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Commitment Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3.

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 1 of 2

PART 1 - COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES TO LENDERS

                                                               AMOUNT OF
                                                            COMMITMENT FOR
                LENDER                                           LOANS                RATABLE SHARE
                ------                                           -----                -------------
PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Attention: Richard Munsick
Telephone: (412) 762-4299
Telecopy:  (412) 762-2760                                   $ 20,000,000.00             13.333333%

Wells Fargo Bank Texas, National Association
1000 Louisiana Street
3rd Floor
Houston, TX 77002
Attention: Eric Hollingsworth
Telephone: (713) 319-1354
Telecopy:  (713) 739-1087                                   $ 20,000,000.00             13.333333%

Credit Lyonnais New York Branch
1301 Travis Street
Suite 2100
Houston, TX 77002
Attention: Ting Wei Lee
Telephone: (713) 890-8638
Telecopy:  (713) 890-8668                                   $ 11,000,000.00              7.333333%

                               SCHEDULE 1.1(B) - 1

Lehman Commercial Paper, Inc.
745 Seventh Avenue
19th Floor
New York, NY 10019
Attention: Michele Swanson
Telephone: (212) 526-0330
Telecopy:  (212) 526-0242                                   $ 13,000,000.00              8.666666%

Royal Bank of Canada
5700 Williams Tower
2800 Post Oak Boulevard
Houston, TX 77056
Attention: Jason York
Telephone: (713) 403-5679
Telecopy:  (713) 403-5624                                   $ 13,000,000.00              8.666666%

Arab Banking Corporation
600 Travis Street
Houston, TX 77022
Attention: Christine Smith-Byerly
Telephone: (713) 227-8447
Telecopy:  (713) 227-6507                                   $  8,250,000.00              5.500000%

Bank of America, N.A.
Energy Finance Group
333 Clay Street
Houston, TX 77002
Attention: Joseph Scott
Telephone: (713) 651-4950
Telecopy:  (713) 651-4808                                   $  5,250,000.00              3.500000%

Bear Sterns Corporate Lending, Inc.
245 Park Avenue
New York, NY 10167
Attention: sokeefe@bear.com
Telephone: (212) 272-9430
Telecopy:  (212-272-9184                                    $  8,250,000.00              5.500000%

                               SCHEDULE 1.1(B) - 2

Comerica Bank-Texas
910 Louisiana
Suite 410
Houston, TX 77002
Attention: Kenyatta Gibbs
Telephone: (713) 220-5668
Telecopy:  (713) 220-5650                                   $  8,250,000.00              5.500000%

GE Capital Corporation
Bank Loan Group
6 High Ridge Park
Building 6C
Stamford, CT 06927
Attention: Anand Rao
Telephone: (203) 961-5723
Telecopy:  (203) 316-7989                                   $ 13,000,000.00              8.666666%

Hibernia National Bank
313 Carondelet Street
New Orleans, LA 70130
Attention: Stephen Birnbaum
Telephone: (504) 533-2109
Telecopy:  (504) 5434                                       $  8,250,000.00              5.500000%

Natexis Banque Popularies
333 Clay Street
Suite 4340
Houston, TX 77002
Attention: Tim Polvado
Telephone: (713) 571-8739
Telecopy:  (713) 571-6167                                   $  8,250,000.00              5.500000%

National City Bank
Specialized Banking Group
One South Broad Street
13th Floor
Philadelphia, PA 19107
Attention: Tara Handforth
Telephone: (267) 256-4044
Telecopy:  (267) 256-4001                                   $  8,250,000.00              5.500000%

                               SCHEDULE 1.1(B) - 3

Southwest Bank of Texas, N.A.
5 Post Oak Park
4400 Post Oak Park Parkway
Houston, TX 77027
Attention: Bennett Douglas
Telephone: (713) 888-4692
Telecopy:  (713) 232-5925                                   $  5,250,000.00              3.500000%


     Total                                                  $150,000,000.00            100.000000%
                                                            ===============            ==========

                               SCHEDULE 1.1(B) - 4

                                 SCHEDULE 1.1(B)

                COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

                                   Page 2 of 2

PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTORS:

ADMINISTRATIVE AGENT

Name:  PNC Bank, National Association
Address:  One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Attention:  Richard Munsick
Telephone:  (412) 762-4299
Telecopy:   (412) 762-2571

BORROWER AND GUARANTORS:

Name:  KEY ENERGY SERVICES, INC.
Address: 6 Desta Drive, Suite 4400
Midland, TX 79705

Attention:  ROYCE MITCHELL, CHIEF FINANCIAL OFFICER
Telephone:  (915) 571-7340
Telecopy:   (915) 498-0323

                               SCHEDULE 1.1(B) - 5